UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant   ☐

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☐	Soliciting Material Pursuant to §240.14a-12

HILLMAN SOLUTIONS CORP.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2023 ANNUAL MEETING To be held May 31, 2023

FELLOW HILLMAN STOCKHOLDERS:
We are pleased to invite you to join us for Hillman’s 2023 Annual Meeting of Stockholders on May 31, 2023 at 10:30 a.m. Eastern Time. In order to make the meeting more accessible for investors, the 2023 Annual Meeting of Stockholders will be conducted via webcast only. You will be able to participate in the virtual meeting online, vote your shares electronically, examine our list of stockholders, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HLMN2023.
When

May 31, 2023 at 10:30 a.m. Eastern Time.
ITEMS OF BUSINESS:	Where
Elect three directors, each for a term that expires in 2026.
www.virtualshareholdermeeting.com/HLMN2023

Approve, by non-binding vote, the compensation of our named executive officers.
Ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2023.	Who Can Vote

Holders of Hillman common stock at the close of business on the record date of April 3, 2023 are entitled to notice of and to vote at the meeting.
Transact other business as may properly come before the meeting.

ATTENDING THE MEETING
Stockholders holding shares at the close of business on the record date may attend the virtual meeting. You will be able to attend the Annual Meeting, vote, examine our list of stockholders, and submit your questions 15 minutes in advance of, and in real-time during, the meeting by a live audio webcast by visiting www.virtualshareholdermeeting.com/HLMN2023. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person.

Ways to Vote
Your vote is important! Please vote your proxy in one of the following ways:

By internet By visiting www.proxyvote.com.	By telephone By calling the number on your proxy card or voting instruction form.	By mail By marking, signing, dating, and mailing your proxy card if you requested printed materials, or your voting instruction form. No postage is required if mailed in the United States.	By mobile By scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.	Real time By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HLMN2023.

We appreciate your continued confidence in Hillman and we look forward to your participation in our virtual meeting.
By Order of the Board of Directors,

Douglas J. Cahill
Chairman of the Board, President, and Chief Executive Officer
Hillman Solutions Corp.
April 19, 2023
Cincinnati, Ohio

TABLE OF CONTENTS 2023 PROXY STATEMENT

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING
FELLOW HILLMAN STOCKHOLDERS:
We are providing this notice, proxy statement, and annual report to the stockholders of Hillman Solutions Corp. (“Hillman”, “we”, “us”, “our”) in connection with the solicitation of proxies by the Board of Directors of Hillman (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 31, 2023, at 10:30 a.m. Eastern Time (the “Annual Meeting”), and at any adjournments thereof. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/HLMN2023. There is no physical location for the Annual Meeting of Stockholders.
Our principal executive offices are located at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240. Our telephone number is 513-851-4900. This notice, proxy statement, and annual report, and the accompanying proxy card were first furnished to stockholders on April 19, 2023.
QUESTIONS AND ANSWERS

Why are you holding a virtual meeting?
In order to make the meeting more accessible for investors around the globe, our 2023 Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the broadest number of stockholders to participate in the meeting, while providing substantially the same access and exchange with the Board and Management as an in-person meeting. We believe that we are observing best practices for virtual stockholder meetings, including by providing a support line for technical assistance and addressing as many stockholder questions as time allows.

Who can vote?
You can vote if, as of the close of business on April 3, 2023, you were a stockholder of record of Hillman common shares.

Who is asking for my vote, and who pays for this proxy solicitation?
Your proxy is being solicited by Hillman’s Board. Hillman is paying the cost of solicitation. We also will reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable expenses incurred by them in forwarding the proxy material to beneficial owners of our common shares.
Proxies may be solicited personally, by telephone, electronically by Internet, or by mail.

2023 Proxy Statement | 1

How do I vote my proxy?
You can vote your proxy in one of the following ways:
1.By internet, by visiting www.proxyvote.com
2.By telephone, by calling the number on your proxy card, voting instruction form, or notice.
3.By mail, by marking, signing, dating, and mailing your proxy card if you requested printed materials, or your voting instruction form. No postage is required if mailed in the United States.
4.By mobile device, by scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.
5.By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HLMN2023.

How can I participate and ask questions at the Annual Meeting?
We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the notice or proxy card that you received in the mail, or by email if you have elected to receive material electronically.

You may log in 15 minutes before the start of the Annual Meeting and submit questions online. We encourage you to submit any question that is relevant to the business of the meeting. Questions asked during the Annual Meeting will be read and addressed during the meeting as time allows. Stockholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to test their Internet connectivity.

What documentation must I provide to be admitted to the virtual Annual Meeting and how do I attend?
If your shares are registered in your name, you will need to provide your sixteen-digit control number included on your notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank, or other institution), you must follow the instructions printed on your Voting Instruction Form.

In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/HLMN2023 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. A replay of the webcast will be available at www.virtualshareholdermeeting.com/HLMN2023 until the 2024 Annual Meeting of Stockholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
We have provided a toll-free technical support “help line” on the virtual Annual Meeting login page that can be accessed by any stockholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual Annual Meeting login page.

2 | 2023 Proxy Statement

What documentation must I provide to vote online at the Annual Meeting?
If you are a stockholder of record at the close of business on April 3, 2023 and provide your sixteen-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank, or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.

How do I submit a question at the Annual Meeting?
If you would like to submit a question during the Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/HLMN2023, simply type your question in the “Ask a Question” box and click “submit”. You may submit questions beginning 15 minutes prior to the Annual Meeting start time.

When should I submit my question at the Annual Meeting?
We anticipate having a question-and-answer session following the formal business portion of the meeting during which stockholders may submit questions. Stockholders can submit a question beginning 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

Can I change or revoke my proxy?
The shares of common stock represented by each proxy will be voted in the manner you specified unless your proxy is revoked before it is exercised. You may change or revoke your proxy by providing written notice to Hillman’s Secretary at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240, by executing and sending us a subsequent proxy, or by voting your shares while logged in and participating in the 2023 Annual Meeting of Stockholders.

How many shares are outstanding?
As of the close of business on the record date, April 3, 2023, our outstanding voting securities consisted of 194,548,420 shares of common stock.

How many votes per share?
Each share of common stock outstanding on the record date will be entitled to one vote on each of the three director nominees and one vote on each other proposal. Stockholders may not cumulate votes in the election of directors.

What voting instructions can I provide?
You may instruct the proxies to vote “For” or “Against” each proposal, or you may instruct the proxies to “Abstain” from voting.

2023 Proxy Statement | 3

What happens if proxy cards or voting instruction forms are returned without instructions?
If you are a registered stockholder and you return your proxy card without instructions, the proxies will vote in accordance with the recommendations of the Board.
If you hold shares in street name and do not provide your broker with specific voting instructions on Proposals 1 and 2, which are considered non-routine matters, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 3, ratification of auditors, is considered a routine matter and, therefore, your broker may vote your shares according to your broker’s discretion.
The vote required, including the effect of broker non-votes and abstentions for each of the matters presented for stockholder vote, is set forth below.

What are the voting requirements and voting recommendation for each of the proposals?

Proposals	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-vote

Election of Directors	FOR each Director Nominee	More votes “FOR” than “AGAINST” since an uncontested election	No Effect	No Effect
Non-Binding Vote to approve Executive Compensation	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	No Effect
Ratification of Independent Auditors	FOR	Affirmative vote of the majority of shares participating in the vote	No Effect	Not Applicable

4 | 2023 Proxy Statement

ITEM NO. 1 ELECTION OF DIRECTORS

The Board recommends that you vote FOR the election of all director nominees.

Nominees for Term to Expire in 2026

AARON P. JAGDFELD Director	David A. OWENS Director	PHILIP K. WOODLIEF Director

YOU ARE BEING ASKED TO ELECT THREE DIRECTOR NOMINEES FOR A TERM EXPIRING IN 2026.
As of the date of this proxy statement, the Board consists of ten members and is divided into two classes of three members and one class of four members. The members of the three classes are elected to serve for staggered terms of three years.
Each of the nominees is a current director of the Company who has consented to stand for re-election to the Board with a term expiring at the Company’s 2026 Annual Meeting of Stockholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

2023 Proxy Statement | 5

Director Qualifications and Attributes
The Nominating and ESG Committee is responsible for developing and recommending to the Board a set of director qualifications and attributes that are applicable to the Company’s business and strategic direction. The Nominating and ESG Committee evaluates each director candidate on the basis of the length, breadth and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company’s business and strategic direction, the perspectives that the candidate would bring to the entire Board, and the personality or “fit” of the candidate with our culture, existing members of the Board, and management.
The following are descriptions of the qualifications and attributes that the Board believes are important in effective oversight of the Company:

Qualifications and Attributes	Relevance to Hillman

Diversity	We believe diversity strengthens our competitive advantage and reflects the consumers we serve.
Finance	Our business involves complex financial transactions and reporting requirements.
Governance	As a public company, we and our stockholders expect effective oversight and transparency.
Human Capital Management	Directors with experience in organizational management and talent development provide key insights into developing and investing in our employees.
Information Technology / Cybersecurity	We rely on technology to manage customer, employee and supplier data and deliver products and services to the market, and it is important to protect this data.
Marketing / Communications	Effective marketing and communications are critical to building customer loyalty, deepening customer engagement, and expanding market share.
Mergers & Acquisitions	Ability to assess M&A opportunities for a strategic fit, strong value creation potential, and clear execution capacity.
Product Development	Ideation, research and development, and commercialization of products and services are critical to our growth and customer retention.
Retail/ Merchandising	Experience in the retail industry provides a relevant understanding of the business, strategy and marketplace dynamics of our customers and the markets we serve.
Senior Leadership	The significant leadership experience that comes from a senior leadership role can provide insight on business operations, driving growth, and building and strengthening corporate culture.
Strategic Management	Our Board regularly reviews and has input on our strategic plan, which guides our long-term business investments and objectives and our capital allocation.
Supply Chain	Upstream and downstream supply chain management, structure and design are critical to our strategic initiatives and sourcing.

6 | 2023 Proxy Statement

Directors and director nominees self-identified their qualifications, attributes, and expertise gained through their varied backgrounds and industries. The overall qualifications and attributes represented on the Board, as identified by the directors, is demonstrated through the following chart:

Qualifications and Attributes	Cahill	Dowling	Gendron	Jagdfeld	O’Leary	Owens	Scharfenberger	Swygert	Woodlief	Zannino

Diversity		■	■			■		■
Finance	■	■	■	■	■		■	■	■	■
Governance	■	■	■		■		■	■	■	■
Human Capital Management	■			■	■	■		■	■	■
Information Technology / Cybersecurity						■
Marketing / Communications	■			■	■	■				■
Mergers & Acquisitions	■	■	■	■	■		■		■	■
Product Development	■	■		■		■
Retail/ Merchandising	■					■	■	■		■
Senior Leadership	■		■	■	■	■	■	■	■	■
Strategic Management	■	■	■	■	■	■	■	■	■	■
Supply Chain	■				■			■

2023 Proxy Statement | 7

Board Diversity Matrix (as of April 19, 2023)
The Board believes the Company benefits from the diversity of experience and perspectives of its members. The following Board Diversity Matrix in the format required under applicable Nasdaq rules:

Total Number of Directors	10
	Female	Male	Nonbinary	Did Not Disclose Gender

Part I: Gender Identity
Directors	2	8	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	7	-	-
Two or More Races or Ethnicities	-	1	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board Diversity

8 | 2023 Proxy Statement

Director Nominees for a Term to Expire in 2026
The experience, qualifications, attributes, and skills that led the Nominating and ESG Committee and the Board to conclude that the following individuals should serve as directors are set forth below. The committee memberships stated below are those in effect as of the date of this proxy statement. References to director service to Hillman include service to our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc., as applicable.

Aaron P. Jagdfeld Director | Age: 51 | Director Since: 2014 Committees: Compensation (Chair)

Mr. Jagdfeld has been the President and Chief Executive Officer of Generac Power Systems, Inc. since September 2008 and a director of Generac since November 2006 (NYSE: GNRC). Mr. Jagdfeld began his career at Generac in the finance department in 1994 and became Generac’s Chief Financial Officer in 2002. In 2007, he was appointed President and was responsible for sales, marketing, engineering, and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche from 1993 to 1994. Mr. Jagdfeld was selected to serve on our board of directors due to his extensive management and financial experience. Mr. Jagdfeld was initially selected as a director nominee by mutual consent of CCMP and Landcadia.

David A. Owens Director | Age: 60 | Director Since: 2018 Committees: Nominating and ESG (Chair)

Dr. Owens has been the executive director of The Wond'ry, Vanderbilt University's center for creativity, innovation, design, and making since 2019. He is also Professor of the Practice of Innovation at the Vanderbilt Graduate School of Management where he has taught since 1998. Dr. Owens has significant industry experience, having served as an independent management consultant for numerous Fortune 100 companies since 1998 and having served as CEO of Griffin Technologies, a consumer products company, from 2017 to 2018. Dr. Owens was selected to serve on our board of directors due to his financial and business experience. Dr. Owens was initially selected as a director nominee by mutual consent of CCMP and Landcadia.

2023 Proxy Statement | 9

Philip K. Woodlief Director | Age: 69 | Director Since: 2015 Committees: Audit (Chair)

Mr. Woodlief has been an independent financial consultant since 2007 and was an Adjunct Professor of Management at Vanderbilt University’s Owen Graduate School of Business from 2010 to 2020. At Vanderbilt, Mr. Woodlief taught Financial Statement Research and Financial Statement Analysis. Mr. Woodlief also currently serves as a Visiting Instructor of Accounting at Sewanee: The University of the South from 2017 to 2020. Prior to 2008, Mr. Woodlief was Vice President and Chief Financial Officer of Doane Pet Care, a global manufacturer of pet products. Prior to 1998, Mr. Woodlief was Vice President and Corporate Controller of Insilco Corporation, a diversified manufacturer of consumer and industrial products. Mr. Woodlief began his career in 1979 at KPMG Peat Marwick in Houston, Texas, progressing to the Senior Manager level in the firm’s Energy and Natural Resources practice. Mr. Woodlief was a certified public accountant. Mr. Woodlief currently serves on the board of trustees, and chairs the Finance Committee, of Sewanee St. Andrew’s School. Mr. Woodlief previously served on the board of Founder Sport Group from 2017 to 2020. Mr. Woodlief was selected to serve on our board of directors due to his financial and business experience. Mr. Woodlief was initially selected as a director nominee by mutual consent of CCMP and Landcadia.

The Board Recommends a Vote For Each Director Nominee.

10 | 2023 Proxy Statement

Continuing Directors – Term to Expire in 2024

Diana Dowling Director | Age: 57 | Director Since: 2021 Committees: Compensation, Nominating and ESG

Ms. Dowling has been an innovation and strategy consultant advising corporations on partnerships, M&A activity, and new product initiatives since 2017. Her recent clients include Epiq, where she focused on data privacy products and acquisitions, and Pitney Bowes, where she focused on mobile location data and ecommerce. While consulting at Pitney Bowes, Ms. Dowling led both the business strategy for the Newgistics acquisition, as well as the post-merger integration. She is also the CEO/Founder of Two Hudson Ventures, investing in start-ups and real estate. Earlier in her career, Ms. Dowling was a VP of Business Development at MaMaMedia, a digital media startup, and Director of Business Development at Hearst New Media. In addition, she worked as a market research analyst at Tontine Partners. Ms. Dowling began her career as an analyst and associate at Bankers Trust. She was Executive Director of Harvard Business School Alumni Angels NY, as well as Co-Chair of HBSCNY Entrepreneurship. Ms. Dowling was selected to serve on our board of directors due to her experience in digital marketing, e-commerce, data and analytics, innovation, new business development, and M&A. Ms. Dowling was initially selected as a director nominee by mutual consent of CCMP and Landcadia.

Teresa Gendron Director | Age: 53 | Director Since: 2021 Committee: Audit

Ms. Gendron has been the Chief Financial Officer of Markel Corporation since 2023. Previously, Ms. Gendron had been the Vice President and Chief Financial Officer of Jefferies from 2014 to 2023. From 2011 to 2014, Ms. Gendron was the Vice President and Controller of Gannett Co., Inc., a NYSE listed international media and marketing solutions company, and performed the duties of Chief Accounting Officer. Previously, Ms. Gendron was Vice President and Controller at NII Holdings, Inc., a mobile communication services company, which she joined as its Finance Director in 1998. Ms. Gendron was selected to serve on our board of directors due to her financial and business experience. Ms. Gendron was initially selected as a director nominee by mutual consent of CCMP and Landcadia.

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Daniel O’Leary Director | Age: 67 | Director Since: 2021 Committees: Audit, Nominating and ESG

Mr. O’Leary is an independent consultant who served as President and CEO of Edgen Murray Corporation from 2003 to 2021. He was appointed Chairman of the board of Edgen Murray in 2006. He began at Edgen Murray, a distributor for energy infrastructure components, specialized oil and gas parts and equipment, and its predecessor companies in 2003, guiding a management buyout that grew the company through a series of acquisitions and growth initiatives. The company went public in May 2012 and was acquired in 2013 by Sumitomo Corporation. Mr. O'Leary has served on the board of Vitesse Energy, Inc. (NYSE: VTS), and has been designated as Lead Director, since 2023 and Custom Ecology, Inc. since 2021. Additionally, he served as an independent director on the board of Sprint Industrial from 2017 to 2019. Mr. O’Leary has a long career in leadership positions in manufacturing and distribution, principally in the oil and gas and energy infrastructure markets. Mr. O’Leary was selected to serve on our board of directors due to his extensive management, operational, investment, and business experience. Mr. O’Leary was initially selected as a director nominee pursuant to Landcadia’s nomination rights.

John Swygert Director | Age: 54 | Director Since: 2021 Committee: Audit

Mr. Swygert has been the President, Chief Executive Officer, and a Director of Ollie’s Bargain Outlet Holdings, Inc. (Nasdaq: OLLI) since December 2019. Prior to this appointment, Mr. Swygert was Ollie’s Executive Vice President and Chief Operating Officer since January 2018. Mr. Swygert joined Ollie’s in March 2004 as Chief Financial Officer and was later promoted to Executive Vice President and Chief Financial Officer in 2011. Mr. Swygert has worked in discount retail as a finance professional for 30 years. Prior to joining Ollie’s, Mr. Swygert was Executive Vice President and Chief Financial Officer at Factory 2-U Stores, Inc. He held several positions while at Factory 2-U Stores from 1992, ranging from Staff Accountant, Assistant Controller, Controller, Director of Financial Planning and Analysis, Vice President of Finance and Planning, and Executive Vice President and Chief Financial Officer. Mr. Swygert also previously worked for PETCO Animal Supplies, Inc. in Business Development and Financial Analysis. Mr. Swygert previously served on the board of Truck Hero Holdings, Inc. from 2018 through January 2021. Mr. Swygert was selected to serve on our board of directors due to his extensive financial, operational and management experience in the retail field.

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Continuing Directors – Term to Expire in 2025

Douglas J. Cahill Chairman, President, and Chief Executive Officer Age: 63 | Director Since: 2014

Mr. Cahill has been our Chairman since 2014 and Hillman’s President and Chief Executive Officer since 2019. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet (Nasdaq: OLLI) from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019. Mr. Cahill serves as the Chairman of our board of directors due to his financial, investment, and extensive management experience.

Joseph M. Scharfenberger, Jr. Director | Age: 51 | Director Since: 2015 Committee: Compensation

Mr. Scharfenberger has been a Managing Director of CCMP since July 2009 and is a member of CCMP’s Investment Committee. Prior to joining CCMP, Mr. Scharfenberger worked at Bear Stearns Merchant Banking. Prior to joining Bear Stearns Merchant Banking, Mr. Scharfenberger worked in the private equity division at Toronto Dominion Securities. Mr. Scharfenberger currently serves on the boards of Founder Sport Group, Shoes for Crews, and Truck Hero, Inc. Mr. Scharfenberger previously served as a director of Jamieson Laboratories from 2014 to 2017 and as a director of Jetro Cash and Carry from 2015 to 2019. Mr. Scharfenberger was selected to serve on our board of directors due to his financial, investment, and business experience. Mr. Scharfenberger was initially selected as a director nominee pursuant to CCMP’s nomination rights.

2023 Proxy Statement | 13

RICHARD F. Zannino Director | Age: 64 | Director Since: 2014 Committee: Compensation

Mr. Zannino has been a Managing Director of CCMP since July 2009 and is a member of CCMP’s Investment Committee. Prior to joining CCMP, Mr. Zannino was Chief Executive Officer and a member of the board of directors of Dow Jones & Company. Mr. Zannino joined Dow Jones as Executive Vice President and Chief Financial Officer in February 2001 before his promotion to Chief Operating Officer in July 2002 and to Chief Executive Officer and Director in February 2006. Prior to joining Dow Jones, Mr. Zannino was Executive Vice President in charge of strategy, finance, M&A, technology, and a number of operating units at Liz Claiborne. Mr. Zannino joined Liz Claiborne in 1998 as Chief Financial Officer. In 1998, Mr. Zannino served as Executive Vice President and Chief Financial Officer of General Signal. From 1993 until early 1998, Mr. Zannino was at Saks Fifth Avenue, ultimately serving as Executive Vice President and Chief Financial Officer. Mr. Zannino currently serves on the boards of Ollie’s Bargain Outlet (Nasdaq: OLLI), Estee Lauder Companies (NYSE: EL), IAC/InterActiveCorp. (Nasdaq: IAC), Founder Sport Group, and Shoes for Crews and is a trustee of Pace University. Mr. Zannino previously served as a director of Eating Recovery Center from 2018 to 2021, Truck Hero, Inc. from 2018 to 2021, and Jamieson Laboratories from 2014 to 2017. Mr. Zannino was selected to serve on our board of directors due to his financial, investment, and business experience. Mr. Zannino was initially selected as a director nominee pursuant to CCMP’s nomination rights.

14 | 2023 Proxy Statement

Corporate Governance
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and ESG Committee. In addition, the Board has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics. Each of these documents and the charters of the Board Committees are posted on the Company’s web site at https://ir.hillmangroup.com/corporate-governance/governance-documents.
DIRECTOR INDEPENDENCE
The Board and the Nominating and ESG Committee have reviewed and evaluated transactions and relationships with Board members and Board nominees to determine the independence of each of the members or nominees. The Board does not believe that any of its non-employee members or nominees have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board has determined that each of Ms. Dowling, Ms. Gendron, Mr. Jagdfeld, Mr. O’Leary, Mr. Owens, Mr. Scharfenberger, Mr. Swygert, Mr. Woodlief, and Mr. Zannino are “independent directors” as defined in Nasdaq rules and the applicable SEC rules. In making these determinations, the Board considered (i) Mr. Scharfenberger’s and Mr. Zannino’s affiliation with CCMP, which beneficially owns 11.5% of the Company’s common stock; (ii) the prior service by our CEO, Mr. Cahill, as a Managing Director at CCMP and the fact that he retains carried interest in the private equity fund CCMP Capital Investors III, L.P., the value of which is based on the performance of investments unrelated to Hillman; and (iii) Ms. Gendron’s role as Chief Financial Officer of Jefferies through March 2023, which serves as a lender to the Company and has a current and long standing investment banking relationship with the Company.
BOARD ATTENDANCE
Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings and each annual meeting of stockholders. There were 6 meetings of our Board during the fiscal year ended December 31, 2022. Each director attended at least 75% of the aggregate meetings of the Board and the committees on which he or she served in fiscal 2022. Seven of our directors attended our 2022 Annual Meeting of Stockholders.
BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Principles provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Mr. Cahill serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it promotes unified leadership by Mr. Cahill and allows for a single, clear focus for management to execute the Company’s strategy and business plans.
Due to the strong leadership of Mr. Cahill, coupled with the independent oversight provided by our independent Audit Committee, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
BOARD ROLE IN RISK OVERSIGHT
The Board executes its oversight responsibility for risk management with the assistance of its Audit Committee, Compensation Committee, and Nominating and ESG Committee. The Audit Committee oversees the Company’s risk management activities, generally, and is charged with reviewing and discussing with management the Company’s major risk exposures and emerging risks and the steps management has taken to monitor, control, and manage these exposures. The Audit Committee's meeting agendas include discussions of individual risk areas throughout the year, as well as an annual summary of the risk management process, including the Company’s risk assessment and risk management guidelines. The Compensation Committee oversees the Company’s compensation policies generally to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and ESG Committee monitors compliance with the Corporate Governance Principles and reviews the Company’s management of risks related to corporate social responsibility, including with respect to sustainability and the environment.

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Although the Board and its committees oversee risk management for the Company, management is responsible for the day-to-day management and mitigation of the Company’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks.
DIRECTOR NOMINEE SELECTION PROCESS
The Nominating and ESG Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of stockholders. The Nominating and ESG Committee recruits candidates for Board membership through its own efforts and through recommendations from other directors, management, and stockholders. In addition, the Nominating and ESG Committee may retain an independent search firm to assist in identifying and recruiting director candidates who meet the criteria developed by the Nominating and ESG Committee.
The Nominating and ESG Committee also considers the specific experience and abilities of director candidates in light of our current business, strategy, structure, and the current or expected needs of the Board in its identification and recruitment of director candidates.
CANDIDATES NOMINATED BY STOCKHOLDERS
Stockholders who wish to recommend director candidates for consideration by the Nominating and ESG Committee may send a written notice to the Secretary at the Company’s principal executive offices. Stockholders should review the Company’s Bylaws and most recent proxy statement filed with the SEC to determine the applicable deadlines for the Company’s receipt of a stockholder’s nomination notice.
In general, the notice should indicate the name, age, and address of the person recommended, the person’s principal occupation or employment for the last five years, other public company boards on which the person serves, whether the person would qualify as independent as the term is defined under the applicable listing standards of Nasdaq, and the class and number of shares of Company securities owned by the person. The Nominating and ESG Committee may require additional information to determine the eligibility and qualifications of the person recommended. The notice should also state the name and address of, and the class and number of shares of Company securities owned by, the person or persons making the recommendation.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 1, 2024, which is the date 60 calendar days prior to the one year anniversary of the 2023 Annual Meeting.
BOARD DIVERSITY
In determining whether to recommend a director nominee, the Nominating and ESG Committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board as a whole. The committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional background, education, skills and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. The Board commits that highly qualified women and minority candidates will be included in each pool from which new non-incumbent director nominees are chosen, as well as highly qualified candidates with otherwise diverse backgrounds, skills, and experiences.
PERIODIC EVALUATION OF THE BOARD
The Nominating and ESG Committee oversees a Board evaluation process for the Board and its committees each year. As part of the Board evaluation process, the Board considers, among other matters, whether its composition reflects the skills needed to appropriately oversee the Company’s long-term strategy and continued success. The Board also evaluates its processes and interactions with management to determine whether it is operating efficiently with respect to its oversight responsibilities.
CORPORATE GOVERNANCE PRINCIPLES
We operate under a set of Corporate Governance Principles designed to promote good corporate governance and align the interests of our Board and management with those of our stockholders. The Corporate Governance Principles relate to the role, composition, structure, and functions of the Board and the Company. The Nominating and ESG Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board.

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MAJORITY VOTING POLICY IN UNCONTESTED ELECTIONS
Pursuant to our Corporate Governance Principles, in an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), a nominee who receives more “Against” votes than “For” votes in such election is expected to promptly tender his or her resignation as a director. The Nominating and ESG Committee will consider each tendered director resignation and recommend to the Board whether to accept or reject it. After considering the recommendation of the Nominating and ESG Committee and any other information the Board deems appropriate, and within 90 days following the certification of the election results, the Board will act to accept or reject each tendered director resignation and promptly disclose its decision.
If a director’s resignation is rejected, the Board will disclose the reasons for its decision, and the director will continue to serve the remainder of his or her term until his or her successor is duly elected or until his or her earlier death, resignation, or removal. If a director’s resignation is accepted, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, in each case to the extent permitted by the Company's Bylaws.
Any director who tenders a resignation under this policy may not participate in the Nominating and ESG Committee recommendation or the action of the Board regarding whether to accept or reject such tender of resignation.
CODE OF CONDUCT AND ETHICS
We have adopted a code of business conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer, which is available on our website at https://ir.hillmangroup.com/corporate-governance. Our code of business conduct is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. Please note that our internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our internet website.
PROHIBITION ON HEDGING AND PLEDGING
Our Insider Trading Policy prohibits directors and executive officers from engaging, directly or indirectly, in the pledging of, hedging transactions in, or short sales of, Hillman securities.
STOCKHOLDER COMMUNICATION WITH THE BOARD
Any of the directors may be contacted by writing to them at: Board of Directors, c/o Secretary’s Office, Hillman Solutions Corp., 1280 Kemper Meadow Dr., Forest Park, Ohio 45240. The directors have requested that the Secretary of the Company act as their agent in processing any communication received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the Board. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

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Committees of the Board
To assist the Board in undertaking its responsibilities, and to allow deeper engagement in certain areas of Company oversight, the Board has established the following three standing committees: Audit Committee, Compensation Committee, and Nominating and ESG Committee.
All committees are composed exclusively of independent directors, as defined in Nasdaq rules and the applicable SEC rules. The current charter of each Board committee is available on our website at www.ir.hillmangroup.com under Corporate Governance – Governance Documents.

Audit Committee Number of Meetings in 2022: 7
MEMBERS	Philip K. Woodlief (Chair), Teresa Gendron, Daniel O’Leary, John Swygert

COMMITTEE FUNCTIONS
•Assist the Board in its oversight of:
◦Integrity of the consolidated financial statements of the Company;
◦The Company’s compliance with legal and regulatory requirements;
◦Independent auditor’s qualifications and independence;
◦Performance of the Company’s internal audit function and independent auditors; and
◦The Company’s internal control over financial reporting;
•Appoint, retain or terminate the Company’s independent auditors and pre-approve all audit, audit-related, tax, and other services, if any, to be provided by the independent auditors; and
•Prepare the Audit Committee Report.

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Compensation Committee Number of Meetings in 2022: 5
MEMBERS	Aaron P. Jagdfeld (Chair), Diana Dowling, Joseph M. Scharfenberger, Jr., Richard F. Zannino

COMMITTEE FUNCTIONS
•Review and approve the Company’s overall compensation strategy;
•Review and approve, or recommend to the Board for approval, the compensation of the CEO and executive officers of the Company;
•Administers the Company’s executive compensation policies and programs, including determining grants of equity awards under the plans;
•Prepare the Compensation Committee Report; and
•Has sole authority to retain and direct the committee’s compensation consultant.

NOMINATING AND ESG Committee Number of Meetings in 2022: 3
MEMBERS	David A. Owens (Chair), Diana Dowling, Daniel O’Leary

COMMITTEE FUNCTIONS
•Oversee the Company’s corporate governance policies and procedures;
•Identify individuals qualified to become new directors, consistent with criteria approved by the Board;
•Review the qualifications of incumbent directors to determine whether to recommend them for reelection;
•Recommend to the Board qualified individuals to serve as committee members on the various Board committees; and
•Review the Board’s performance and director independence.

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AUDIT COMMITTEE EXPERTISE
The Board has determined that Philip K. Woodlief qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. The Board has determined that Mr. Woodlief is an independent director as defined under applicable Nasdaq rules.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee was at any time during fiscal year 2022, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity during fiscal year 2022, one of whose executive officers served as a director of our Board or member of our Compensation Committee.

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Beneficial Ownership of Common Stock
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the common shares beneficially owned as of April 1, 2023 by Hillman's directors, the NEOs, and the directors and executive officers as a group. The percentage of ownership is based on 201,420,105 of Hillman common shares outstanding on April 1, 2023, which includes the number of shares of common stock that could be acquired within 60 days following April 1, 2023 by the exercise of stock options and the vesting of time-based restricted stock units (“RSUs”) held by our directors and executive officers set forth in footnote 3 below.

	Shares Beneficially Owned
Name(1)	Amount and Nature of Beneficial Ownership (#)(2)(3)	Percent of Class (%)

Douglas Cahill	4,773,379	2.4%
Joseph Scharfenberger	—	*
Richard Zannino	—	*
Daniel O’Leary	27,537	*
John Swygert	17,537	*
Aaron Jagdfeld	231,809	*
David Owens	66,984	*
Philip Woodlief	66,984	*
Diana Dowling	17,537	*
Teresa Gendron	17,537	*
Robert Kraft	817,129	*
Scott Ride	333,185	*
Scott K. Moore	49,401	*
George Murphy	122,657	*
All directors and executive officers as a group (nineteen individuals)	8,224,895	4.1%
* Less than 1%
(1)Unless otherwise noted, the business address of each beneficial owner is c/o The Hillman Group, Inc., 1280 Kemper Meadow Dr., Forest Park, Ohio 45240.
(2)This column consists of shares for which the directors and executives, directly or indirectly, have the power to vote or to dispose, or to direct the voting or disposition thereof, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days following April 1, 2023. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. None of the shares reported are pledged as security.

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(3)Figures for the directors and executive officers include the number of shares of common stock that could have been acquired within 60 days following April 1, 2023 by the exercise of stock options or the vesting of time-based RSUs awarded under our equity plans as set forth below:

Name	RSUs (#)	Options (#)

Douglas Cahill	—	4,461,294
Aaron Jagdfeld	10,330	49,447
David Owens	10,330	49,447
Philip Woodlief	10,330	49,447
Robert Kraft	—	662,216
Scott Ride	—	333,185
Scott Moore	—	34,613
George Murphy	—	122,657
Diana Dowling	10,330	—
Teresa Gendron	10,330	—
Dan O'Leary	10,330	—
John Swygert	10,330	—
All directors and executive officers as a group (nineteen individuals)	72,310	6,799,375

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Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the beneficial owners of more than five percent of Hillman common shares as of the close of business on April 1, 2023, based on reports on Schedule 13G or Schedule 13D and other information filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (#)	Percentage of Class (%)

CCMP Capital Investors III, L.P. and related investment funds(1) c/o CCMP Capital Advisors, LP 1 Rockefeller Plaza, 16th Floor New York, New York 10020	22,455,000	11.5%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	12,633,674	6.5%
Kayne Anderson Rudnick Investment Management, LLC(3) 2000 Avenue of the Stars, Suite 1110 Los Angeles, CA 90067	11,256,972	5.8%
JPMorgan Chase & Co.(4) 383 Madison Avenue New York, NY 10179	10,055,042	5.2%
Jefferies Financial Group Inc.(5) 520 Madison Ave. New York, New York 10022	9,858,276	5.1%
(1)Includes 16,263,437 shares held by CCMP Capital Investors, III L.P. (“CCMP III”), 975,677 shares held by CCMP Capital Investors (Employee), III L.P. (“CCMP III Employee”) and 5,215,886 shares held by CCMP Co-Invest III A, L.P. (“CCMP Co-Invest”, and collectively with CCMP III and CCMP III Employee, the “CCMP Investors”). The general partner of each of CCMP III and CCMP III Employee is CCMP Capital Associates III, L.P. (“CCMP Capital Associates”). The general partner of CCMP Co-Invest is CCMP Co-Invest III A GP, LLC (“CCMP Co-Invest GP”). The general partner of CCMP Capital Associates is CCMP Capital Associates III GP, LLC (“CCMP Capital Associates GP”). CCMP Capital Associates GP is wholly owned by CCMP Capital, LP. CCMP Capital, LP, is also the sole member of CCMP Co-Invest GP. The general partner of CCMP Capital, LP is CCMP Capital GP, LLC (“CCMP Capital GP”). CCMP Capital GP ultimately exercises voting and investment power over the shares held by the CCMP Investors. As a result, CCMP Capital GP may be deemed to share beneficial ownership with respect to the shares held by the CCMP Investors. The investment committee of CCMP Capital GP includes Joe Scharfenberger and Rich Zannino, each of whom serves as a director of the Company. Each of the CCMP entities has an address of c/o CCMP Capital Advisors, LP, 1 Rockefeller Plaza, 16th Floor, New York, New York 10020.
(2)This information is based on a Schedule 13-G filed by The Vanguard Group on February 9, 2023. The Vanguard Group has sole voting power for none of the shares, shared voting power for 84,196 of the shares, sole dispositive power for 12,457,234 of the shares, and shared dispositive power for 176,440 of the shares.
(3)This information is based on a Schedule 13-G filed by Kayne Anderson Rudnick Investment Management, LLC on February 14, 2023. Kayne Anderson Rudnick Investment Management, LLC has sole voting power for 6,519,209 of the shares, shared voting power for 3,136,087 of the shares, sole dispositive power for 8,120,885 of the shares, and shared dispositive power for 3,136,087 of the shares.
(4)This information is based on a Schedule 13-G filed by JPMorgan Chase & Co. on January 9, 2023. JPMorgan Chase & Co. has sole voting power for 9,544,920 of the shares, shared voting power for none of the shares, sole dispositive power for 10,055,042 of the shares, and shared dispositive power for none of the shares.
(5)This information is based on a Schedule 13-G/A filed by Jefferies Financial Group Inc., on behalf of itself and its controlled subsidiaries, on August 5, 2022. Jefferies Financial Group Inc. has sole voting power for 8,223,576 of the shares, shared voting power for 1,634,700 of the shares, sole dispositive power for 8,223,576 of the shares, and shared dispositive power for 1,634,700 of the shares.

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Delinquent Section 16(a) Reports
Based solely on a review of the forms filed during, or with respect to, fiscal year 2022 and written representations from each reporting person, we believe that our directors, executive officers, controller, and beneficial owner(s) of more than 10% of our common stock filed all required reports on a timely basis, except for the late filing of a Form 4 related to the grant of restricted stock units to George Murphy on October 28, 2022, which was not reported timely due to an inadvertent administrative oversight.

Certain Relationships and Related Party Transactions
REGISTRATION RIGHTS AGREEMENT - SECONDARY SALES
At the closing of the Business Combination, Hillman, Jefferies Financial Group Inc., TJF, LLC, certain CCMP investors and certain Oak Hill investors entered into the A&R Registration Rights Agreement, pursuant to which, among other things, the parties to the A&R Registration Rights Agreement agreed not to effect any sale or distribution of any equity securities of Hillman held by any of them for the periods stated therein from the Closing Date, and were granted certain registration rights with respect to their respective shares of Hillman common stock, in each case, on the terms and subject to the conditions therein. Two members of our Board, Rich Zannino and Joe Scharfenberger, are employed by CCMP. Another director, Teresa Gendron, was the CFO of Jefferies Financial Group until March 2023. Additionally, Oak Hill owned in excess of 5% of the Company’s outstanding securities at certain times in fiscal 2022.
In April 2022, certain CCMP investors and certain Oak Hill investors sold 14,950,000 shares in a secondary public offering for gross proceeds of $149.5 million. Hillman received no proceeds from the offering and, pursuant to its obligations under the A&R Registration Rights Agreement, incurred fees of approximately $0.8 million related to this offering.
In November 2022, certain CCMP investors sold 8,400,000 shares in a sale pursuant to Rule 144 of the Securities Act for gross proceeds of $60.0 million. Hillman received no proceeds from the sale and, pursuant to its obligations under the A&R Registration Rights Agreement, incurred fees of approximately $0.2 million related to this sale.
SALES TO OLLIE’S BARGAIN OUTLET
In fiscal 2022, Hillman made sales of $0.7 million to Ollie's Bargain Outlet Holdings, Inc. ("Ollie's"). The sales consisted of several transactions for the sale of excess inventory. John Swygert, President and Chief Executive Officer of Ollie's, is a member of our Board of Directors.
RELATED PARTY TRANSACTION POLICY
The Board has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has, or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related party.
In reviewing and approving any such transactions, our Audit Committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described in this section were approved by our Audit Committee or Board, as applicable.

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Information about our Executive Officers
The following persons serve as our executive officers:

Name	Position	Age

Douglas Cahill	Chairman, President, and Chief Executive Officer	63
Robert O. Kraft	Chief Financial Officer and Treasurer	52
Jon Michael Adinolfi	Divisional President, Hillman US	47
Scott C. Ride	President, Hillman Canada	52
Randall Fagundo	Divisional President, Robotics and Digital Solutions	63
Aaron Parker	Vice President, Human Resources	38
Gary L. Seeds	Executive Vice President, Sales and Field Service	64
George S. Murphy	Divisional President, Protective Solutions & Sales	58
Amanda Kitzberger	Vice President, General Counsel and Secretary	42
Scott K. Moore	Chief Technology Officer	51
The following is a brief biography of each of our executive officers. References to executive officer service to Hillman include service to our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc., as applicable.
DOUGLAS CAHILL
Douglas Cahill serves as Hillman's President and Chief Executive Officer since 2019 and Chairman of Hillman’s board of directors since 2014. Prior to joining Hillman, Mr. Cahill was a Managing Director of CCMP from July 2014 to July 2019 and was a member of CCMP’s Investment Committee and previously was an Executive Adviser of CCMP from March 2013. Mr. Cahill served as President and Chief Executive Officer of Oreck, the manufacturer of upright vacuums and cleaning products, from May 2010 until December 2012. Prior to joining Oreck, Mr. Cahill served for eight years as President and Chief Executive Officer of Doane Pet Care Company, a private label manufacturer of pet food and former CCMP portfolio company, through to its sale to MARS Inc. in 2006. From 2006 to 2009, Mr. Cahill served as president of Mars Petcare U.S. Prior to joining Doane in 1997, Mr. Cahill spent 13 years at Olin Corporation, a diversified manufacturer of metal and chemicals, where he served in a variety of managerial and executive roles. Mr. Cahill serves as a Board Member for Junior Achievement of Middle Tennessee and the Visitor Board at Vanderbilt University’s Owen Graduate School of Management. In January 2009, Mr. Cahill was appointed as an Adviser to Mars Incorporated. Mr. Cahill previously served as a director of Banfield Pet Hospital from 2006 to 2016, Ollie’s Bargain Outlet (Nasdaq: OLLI) from 2013 to 2016, Jamieson Laboratories from 2014 to 2017, Founder Sport Group from 2016 to 2019, and Shoes for Crews from 2015 to 2019. Mr. Cahill serves as the Chairman of our board of directors due to his financial, investment, and extensive management experience.
ROBERT O. KRAFT
Robert O. Kraft serves as Hillman’s Chief Financial Officer and Treasurer since November 2017. Prior to joining Hillman, Mr. Kraft served as the President of the Omnicare (Long Term Care) division, and an Executive Vice President, of CVS Health Corporation from August 2015 to September 2017. From November 2010 to August 2015, Mr. Kraft was Chief Financial Officer and Senior Vice President of Omnicare, Inc. Mr. Kraft began his career with

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PriceWaterhouseCoopers LLP in 1992, was admitted as a Partner in 2004, and is a certified public accountant (inactive). Mr. Kraft currently serves on the board of Medpace Holdings, Inc (Nasdaq: MEDP).
JON MICHAEL ADINOLFI
Jon Michael Adinolfi serves as Hillman’s Divisional President, Hillman US since July 2019. Prior to joining Hillman, Mr. Adinolfi served as President of US Retail for Stanley Black & Decker from November 2016 to July 2019. Prior to that, he served as President of Hand Tools for Stanley Black & Decker from October 2013 to December 2016. From June 2011 to September 2013, he served as the CFO — North America, CDIY for Stanley Black & Decker.
SCOTT C. RIDE
Scott C. Ride serves as President of The Hillman Group Canada ULC. Mr. Ride joined The Hillman Group Canada as the Chief Operating Officer in January 2015. Prior to joining Hillman, Mr. Ride served as the President of Husqvarna Canada from May 2011 through September 2014. From 2005 to 2011, Mr. Ride served in a variety of roles of increasing responsibility at Electrolux, including Senior Director of Marketing, Vice President and General Manager, and President.
RANDALL FAGUNDO
Randall Fagundo serves as Hillman’s Divisional President, Robotics and Digital Solutions since August 2018. Prior to joining Hillman, Mr. Fagundo served as the President, and Chief Executive Officer of MinuteKey from June 2010 to August 2018 when the company was acquired by Hillman.
AARON PARKER
Aaron Parker serves as Hillman’s Vice President, Human Resources since February 2023. From September 2020 to February 2023, Mr. Parker served as Director, then Senior Director, of Human Resources at Hillman. Prior to joining Hillman, Mr. Parker served in various positions in Human Resources at Fifth Third Bancorp from 2014 to 2020 and at Macy’s, Inc. from 2009 to 2014.
GARY L. SEEDS
Gary L. Seeds serves as Hillman’s Executive Vice President, Sales & Field Service since February 2020. From January 2014 to February 2020, Mr. Seeds served as Senior Vice President, Sales at Hillman. From January 2003 to January 2014, Mr. Seeds served as Senior Vice President, Regional and International Sales at Hillman. From January 1993 to January 2003, Mr. Seeds served as Vice President of Traditional Sales at Hillman. From July 1992 to January 1993, Mr. Seeds served as Regional Vice President of Sales at Hillman. From January 1989 to July 1992, Mr. Seeds served as West Coast Regional Manager. Mr. Seeds joined Hillman as a sales representative in February 1984.
GEORGE S. MURPHY
George Murphy serves as Hillman’s Divisional President, Protective Solutions & Sales since September 2021. From October 2019 to September 2021, Mr. Murphy served as Executive Vice President, Sales at Hillman. Mr. Murphy served as Executive Vice President of Sales of our Big Time Products division from January 2018 to October 2019 and the President of Home Depot Sales from March 2016 to January 2018. Prior to joining Big Time Products, Mr. Murphy served as Senior Director of Sales for Master Lock from June 2007 to March 2016.
AMANDA KITZBERGER
Amanda Kitzberger serves as Hillman’s Vice President, General Counsel, and Secretary since February 2023. From July 2021 to January 2023, Ms. Kitzberger served as Hillman’s Vice President Human Resources and Administration. Ms Kitzberger served as Assistant General Counsel at Hillman from 2019 to 2021. Prior to joining Hillman, Ms. Kitzberger was the Vice President and General Counsel at Clopay Plastic Products Co from 2014 to 2018 and served in in-house legal counsel roles at GOJO Industries, Inc. from 2008 to 2014.
SCOTT K. MOORE
Scott K. Moore serves as Hillman’s Chief Technology Officer since August 2022. From August 2018 to August 2022, Mr. Moore served as Senior Vice President, IT, of Hillman’s Robotics and Digital Solutions division, and in the same role at MinuteKey from 2011 to August 2018 when the company was acquired by Hillman. From 2006 to 2011, Mr. Moore served as Chief Information Officer of AP-Networks, an oil and gas consultancy using data analytics to improve performance.

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EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under these programs, and the factors we considered in making these decisions with respect to the compensation earned by the following individuals, who as determined under the rules of the SEC are collectively referred to herein as our named executive officers (“NEOs”) for fiscal year 2022:
•Douglas J. Cahill, President and Chief Executive Officer
•Robert O. Kraft, Chief Financial Officer and Treasurer
•George S. Murphy, Divisional President, Protective Solutions
•Scott K. Moore, Chief Technology Officer
•Scott C. Ride, President, Hillman Canada

Overview of the Compensation Program
COMPENSATION PHILOSOPHY
The objective of our corporate compensation and benefits program is to establish and maintain competitive total compensation programs that will attract, motivate, and retain the qualified and skilled workforce necessary for the continued success of our business. To help align compensation paid to executive officers with the achievement of corporate goals, we have designed our cash compensation program as a pay- for-performance based system that rewards NEOs for their individual performance and contribution in achieving corporate goals. In determining the components and levels of NEO compensation each year, the Compensation Committee of our Board considers Company performance, and each individual’s performance and potential to enhance long-term stockholder value. To remain competitive, our Compensation Committee also periodically reviews compensation survey information provided by our compensation consultant as another factor in setting NEO compensation. Our Compensation Committee relies on judgment and does not have any formal guidelines or formulas for allocating between long-term and currently paid compensation, cash and non-cash compensation, or among different forms of non-cash compensation for our NEOs.

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COMPONENTS OF TOTAL COMPENSATION
Compensation packages in 2022 for the Company’s NEOs were comprised of the following elements:

Short-Term Compensation Elements
Element	Role and Purpose
Base Salary	Attract and retain executives and reward their skills and contributions to the day-to-day management of our Company.
Annual Performance-Based Bonuses
Motivate the attainment of annual Company and division, financial, operational, and strategic goals by paying bonuses determined by the achievement of specified performance targets with a performance period of one year.

Discretionary Bonuses	From time to time, the Company may award discretionary bonuses to compensate executives for special contributions or extraordinary circumstances or events.

Long-Term Compensation Elements
Element	Role and Purpose
Stock Options, Restricted Stock Units, other Equity-Based Awards	Motivate the attainment of long-term value creation, align executive interests with the interests of our stockholders, create accountability for executives to enhance stockholder value, and promote long-term retention through the use of multi-year vesting equity awards.
Change of Control Benefits	Promote long-term retention and align the interests of executives with stockholders by providing for (i) for the pre-2021 time based awards granted prior to the Business Combination, acceleration of equity vesting in the event of a change in control transaction; and (ii) for all performance based awards granted at any time, and all time based awards granted in 2021 or later as a public company or anticipation of becoming a public company, no mandatory acceleration of equity vesting in the event of a change in control transaction.
Severance Benefits	We provide modest severance protection in the form of continued base salary and, in some cases, bonus payments in the event of a termination of employment without cause or for good reason for individual NEOs, as described below.

Benefits
Element	Role and Purpose
Employee Benefit Plans and Perquisites	Participation in Company-wide health and retirement benefit programs, provide financial security and additional compensation commensurate with senior executive level duties and responsibilities.

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Process
ROLE OF THE COMPENSATION COMMITTEE AND MANAGEMENT
Our Compensation Committee meets quarterly to review and considers base salary and any proposed adjustments, prior year annual performance bonus results and targets for the current year, and any long-term incentive awards. Our Compensation Committee also reviews the compensation package for all new executive officer hires.
The key member of management involved in the compensation process is our Chief Executive Officer (“CEO”), Douglas J. Cahill. Our CEO presents recommendations for each element of compensation for each NEO, other than himself, to our Compensation Committee, which in turn evaluates these goals and either approves or appropriately revises them and presents them to our Board for review and approval. On an annual basis, a comprehensive report is provided by the CEO to our Compensation Committee on all of our compensation programs.
DETERMINATION OF CEO COMPENSATION
Our Compensation Committee determines the level of each element of compensation for our CEO and presents its recommendations to our full Board for review and approval. Consistent with its determination process for other NEOs, our Compensation Committee considers a variety of factors when determining compensation for our CEO, including past corporate and individual performance, compensation information from our peer group, input from our compensation consultant, and general market survey data for similar size companies.
ASSESSMENT OF MARKET DATA AND ENGAGEMENT OF COMPENSATION CONSULTANTS
In establishing the compensation for each of our NEOs, our Compensation Committee considers information about the compensation practices of companies both within and outside our industry and geographic region, and considers evolving compensation trends and practices generally. Our Compensation Committee reviews market data provided by our compensation consultant. Our Compensation Committee may review such survey data for market trends and developments, and utilize such data as one factor when making its annual compensation determinations.
In connection with the Business Combination in 2021, Pearl Meyer & Partners, LLC (“Pearl Meyer”) was engaged as an independent executive compensation consultant to advise on the executive and director compensation programs of Hillman. We continued to engage Pearl Meyer in 2022 and anticipate that as a publicly traded company we will continue to use an executive compensation consultant going forward.
ROLE OF COMPENSATION CONSULTANT
Pearl Meyer, our independent compensation consultant, provides research, market data, survey, proxy information, and design expertise in developing executive and director compensation programs. As requested by the Compensation Committee, Pearl Meyer provided the Compensation Committee with market data from proprietary databases and publicly available information to consider when making compensation decisions for the NEOs. Pearl Meyer also provided similar input to support compensation recommendations and decisions made for Company executives who are not NEOs.
Pearl Meyer regularly attended Compensation Committee meetings in fiscal 2022 and advised the Compensation Committee on principal aspects of executive compensation, including the competitiveness of individual executive pay levels and short- and long-term incentive designs. Pearl Meyer also provided advice with respect to the non-employee director compensation program. Pearl Meyer is engaged by and reports directly to the Compensation Committee.

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DEVELOPMENT AND USE OF PEER GROUP
Based on Pearl Meyer’s recommendation, the Compensation Committee adopted a peer group of publicly traded industrial and consumer discretionary companies with similar revenues and market cap to determine competitive pay levels for input into the Compensation Committee’s decision-making process. For 2022, we used the following peer group (the “Peer Group”):

JELD-WEN Holding, Inc.	Masonite International Corporation	YETI Holdings, Inc.
Spectrum Brands Holdings, Inc.	American Woodmark Corporation	Richelieu Hardware Ltd.
Pool Corporation	Simpson Manufacturing Co., Inc.	Armstrong World Industries, Inc.
Allegion plc	Gibraltar Industries, Inc.	The AZEK Company Inc.
SiteOne Landscape Supply, Inc.	Lumber Liquidators Holdings, Inc.	PGT Innovations, Inc.
Griffon Corporation	Dorman Products, Inc.	Trex Company, Inc.
Floor & Decor Holdings, Inc	Leslie’s, Inc.
As of the date on which the 2022 Peer Group was evaluated for purposes of providing input with respect to fiscal 2022 compensation, Hillman had the following financial characteristics compared to our 2022 Peer Group:
•Our net sales were at the 51st percentile; and
•Our market capitalization was at the 24th percentile.
The Compensation Committee made no changes to the 2022 Peer Group compared to the 2021 Peer Group, with the exception that BMC Stock Holdings was acquired in 2021 and was removed from the Peer Group as a result of the acquisition.
The Compensation Committee has not set a range or percentile relative to its Peer Group for determining the compensation of our NEOs and other executive officers. Rather, the Peer Group is reviewed as one of many factors by our Compensation Committee.

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Short-Term Compensation Elements
BASE SALARY
We believe that executive base salaries are an essential element to attract and retain talented and qualified executives. Base salaries are designed to provide financial security and a minimum level of fixed compensation for services rendered to the Company. Base salary adjustments may reflect an individual’s performance, experience, cost of living adjustments, and/or changes in job responsibilities. We also consider the other compensation we provide to our NEOs, such as the grant date value of recently granted equity awards, when determining base salary.
The rate of annual base salary for each NEO for as of the last day of fiscal years 2022, 2021 and 2020 are set forth below.

Name	2022 Base Salary ($)	2021 Base Salary ($)	2020 Base Salary ($)

Douglas J. Cahill	700,000	700,000	650,000
Robert O. Kraft	415,000	415,000	415,000
George Murphy	350,000	350,000	350,000
Scott K. Moore (1)	285,000	221,460	212,000
Scott C. Ride (2)	273,766	289,374	288,888
(1)Mr. Moore was promoted to Chief Technology Officer on August 1, 2022. Mr. Moore’s base salary was increased from $229,211 to $285,000 on a go forward basis upon the effective date of his promotion.
(2)Mr. Ride is based in Canada and paid in Canadian dollars. His base salaries were converted to U.S. dollars for disclosure purposes using the following rates: 1.3544 effective December 31, 2022, 1.2813 effective December 25, 2021, and 1.2835 effective December 26, 2020.

The increase, if any, in base salary for each NEO for a fiscal year reflects each individual’s particular skills, responsibilities, experience, and prior year performance. The fiscal year 2022 base salary amounts were determined as part of the total compensation paid to each NEO and were not considered, by themselves, as fully compensating the NEOs for their service to the Company.
ANNUAL PERFORMANCE-BASED BONUSES
Pursuant to their employment agreements, each NEO is eligible to receive an annual cash bonus under the terms of a performance-based bonus plan. Each employment agreement specifies an annual target and maximum bonus as a percentage of the NEO’s annual base salary, which percentages may be adjusted (but not decreased below those stated in the NEO’s employment agreement) for any particular year in the discretion of our Board. The specific performance criteria and performance goals are established annually by our Compensation Committee in consultation with our CEO (other than with respect to himself) and approved by our Board. The performance targets are communicated to the NEOs following formal approval by our Compensation Committee and our Board, which is normally around March.

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The table below shows the target bonus and threshold and maximum bonuses as a percentage of base salary for each NEO for 2022. Generally, the higher the level of responsibility of the NEO within the Company, the greater the percentages of base salary applied for that individual’s target and maximum bonus compensation.

2022 Threshold, Target and Maximum Bonus
Name	2022 Threshold Bonus as a Percentage of Base Salary (%)	2022 Target Bonus as Percentage of Base Salary (%)	2022 Maximum Bonus as Percentage of Base Salary (%)

Douglas J. Cahill	10%	100%	200%
Robert O. Kraft	6%	60%	120%
Scott K. Moore (1)	4%	38%	76%
George Murphy	5%	50%	100%
Scott C. Ride	5%	50%	100%
(1)Mr. Moore was promoted to Chief Technology Officer on August 1, 2022. Mr. Moore’s target bonus opportunity was increased from 30% of base salary to 50% of base salary on a go forward basis upon the effective date of his promotion. As a result, his weighted average bonus opportunity for fiscal year 2022 was calculated as 38% of base salary.
Historically, the Company’s achievement of the threshold level of performance would result in a payout factor of 50% of the NEOs target bonus. However, given that the Company did not achieve its performance targets in fiscal 2021 and performance based bonuses were not paid to most employees, our CEO recommended, and the Compensation Committee approved, reducing the payout factor for a threshold level of performance from 50% of the NEOs target bonus to 10% of the NEOs target bonus. This lower payout factor for NEOs at the threshold level of performance would result in additional funds available to pay higher bonus payout levels for less senior employees.

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The table below shows the performance criteria for fiscal year 2022 selected for each NEO and the relative weight of total target bonus assigned to each component.

2022 Performance Criteria and Relative Weight
Name	Adjusted EBITDA (%)	Net Debt Pay Down (%)	RDS Division Adjusted EBITDA (%)

Douglas J. Cahill	70%	30%	—%
Robert O. Kraft	70%	30%	—%
Scott K. Moore	50%	20%	30%
George Murphy	70%	30%	—%
Scott C. Ride	70%	30%	—%
For 2022, the bonus criteria for all NEOs included two Company performance goals measured by (1) our Adjusted EBITDA for the year ended December 31, 2022, which is our consolidated earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges as shown under the header “Adjusted EBITDA” (“Adjusted EBITDA”), and (2) our net debt pay down, which is the change in overall indebtedness less cash during the year ended December 31, 2022 (“Net Debt Pay Down”).
Additionally, for Mr. Moore, his bonus criteria included an additional performance goal measured by the Adjusted EBITDA of our RDS division for the year ended December 31, 2022, which is our RDS division earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges as shown under the header “RDS Adjusted EBITDA” (“RDS Adjusted EBITDA). Mr. Moore was on the RDS bonus plan at the beginning of fiscal 2022 given his role as Senior Vice President, IT prior to his promotion to Chief Technology Officer on August 1, 2022.
For any bonus to be awarded, the Adjusted EBITDA target must meet the threshold. Once the Adjusted EBITDA threshold is met, the final payout is dependent on the achievement of all metrics and their respective targets. Achievement at levels between threshold and maximum will result in payments on a sliding scale.
Adjusted EBITDA, Net Debt Pay Down, and RDS Adjusted EBITDA are non-GAAP measures. Please refer to Appendix A for additional information, including our definitions and use of Adjusted EBITDA, Net Debt Pay Down, and RDS Adjusted EBITDA, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.

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The threshold, target, and maximum amounts and payout levels of each of the Adjusted EBITDA and Net Debt Pay Down targets that determine the annual bonus payouts to each of the NEOs are as follows (amounts in thousands):

Metric	Threshold	Target	Maximum
Adjusted EBITDA (1)	$207,400	$229,700	$250,000
Payout	10%	100%	200%

Metric	Threshold	Target	Maximum
Net Debt Pay Down (1)	$100,000	$125,000	$150,000
Payout	10%	100%	200%

Metric	Threshold	Target	Maximum
RDS Adjusted EBITDA (1)	$80,500	$89,100	$96,900
Payout	10%	100%	200%
(1)Non-GAAP metric, see Appendix A to this proxy statement for additional information, including our definitions, use of, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
The level of performance actually achieved for the fiscal year ended December 31, 2022 in each of the above categories was as follows (amounts in thousands):

Metric	Target ($)	Actual ($)	Achievement to Target	Resulting Payout Factor (%)

Adjusted EBITDA (1)	229,700	210,249	91.5%	21%
Net Debt Pay Down (1)	125,000	43,489	34.8%	—%
RDS Adjusted EBITDA (1)	89,100	80,529	90.4%	10%
(1)Non-GAAP metric, see Appendix A to this proxy statement for additional information, including our definitions, use of, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.

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The annual bonus paid to each of our NEOs for the year ended December 31, 2022 was as follows:

Name	2022 Target Bonus ($)	Plan Based Bonus Calculation ($)	% of Target Bonus	Discretionary Adjustments	Bonus Actually Paid	% of Target Bonus

Douglas J. Cahill	700,000	102,802	14.7%	—	102,802	14.7%
Robert O. Kraft	249,000	36,568	14.7%	—	36,568	14.7%
George Murphy	175,000	25,701	14.7%	—	25,701	14.7%
Scott K. Moore	99,366	13,673	13.8%	—	13,673	13.8%
Scott C. Ride (1)	136,883	20,122	14.7%	150,920	171,042	125.0%
(1)Mr. Ride is based in Canada and paid in Canadian dollars. His 2021 Target bonus was converted to U.S. dollars for disclosure using 1.3544 exchange rate effective December 31, 2022.
As indicated in the table above, the Board exercised its discretion to increase Mr. Ride’s bonus for 2022 to reflect a payout of 125.0% of his bonus target due to his leadership of our Canada segment and the strong financial performance of our Canada segment in 2022. The Board did not make any discretionary adjustments to the bonuses of any other NEOs in 2022.
Long-Term Compensation Elements
STOCK OPTIONS AND RESTRICTED SHARES
All equity awards granted prior to the Business Combination were granted under the 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”), pursuant to which we may grant options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards for up to an aggregate of 14,523,510 shares of stock. The 2014 Equity Incentive Plan is administered by the Compensation Committee. No further grants will be made from the 2014 Equity Incentive Plan.
Upon the closing of the Business Combination, effective July 14, 2021, the Company established the 2021 Equity Incentive Plan. Under the 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan as of the Effective Date is (i) 7,150,814 shares, plus (ii) the number of shares of Stock underlying awards under the 2014 Equity Incentive Plan that on or after the Effective Date expire or become unexercisable, or are forfeited, cancelled, or otherwise terminated, in each case, without delivery of shares or cash therefor, and would have become available again for grant under the 2014 Equity Incentive Plan in accordance with its terms (not to exceed 14,523,510 shares of Stock in the aggregate) (the “Share Pool”). All grants made after the Business Combination and going forward will be made from the 2021 Equity Incentive Plan.
Our equity incentive plans are designed to align the interests of our stockholders and executive officers by increasing the proprietary interest of our executive officers in our growth and success to advance our interests by attracting and retaining key employees, and motivating such executives to act in our long-term best interests. We grant equity awards to promote the success and enhance the value of the Company by providing participants with an incentive for outstanding performance. Equity-based awards also provide the Company with the flexibility to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.
In the year ended December 31, 2022, we granted 545,832 stock options to NEOs under the 2021 Equity Incentive Plan. See the Grants of Plan-Based Awards in Fiscal Year 2022 table below for details of the grant for each NEO.

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The options vest in four equal annual installments, subject to the grantee’s continued employment on the vesting dates
In the year ended December 31, 2022, we granted 229,975 RSUs to NEOs under the 2021 Equity Incentive Plan. See the Grants of Plan-Based Awards in Fiscal Year 2022 table below for details of the grant for each NEO. The RSUs vest on the third anniversary of the grant date, subject to the grantee’s continued employment on such vesting date.
MR. MOORE’S PROMOTION TO CHIEF TECHNOLOGY OFFICER
On August 1, 2022, Mr. Moore was promoted to Chief Technology Officer of the Company. As explained in the tables above, in connection with Mr. Moore’s promotion, the Compensation Committee increased his base salary to $285,000 and increased his target bonus opportunity to 50% of his base salary. The Compensation Committee also approved a one time grant of $249,998 of stock options and $249,997 of RSUs to Mr. Moore in connection with his promotion, which is in addition to the Company’s annual equity award grants.
Severance and Change in Control Benefits
We have entered into employment agreements with each of our NEOs that provide for severance payments and benefits in the event the NEO’s employment is terminated under specified conditions including death, disability, termination by the Company without “cause,” or the NEO resigns for “good reason” (each as defined in the agreements). In addition, we have provided for certain equity acceleration benefits designed to assure the Company of the continued employment and attention and dedication to duty of these key management employees and to seek to ensure the availability of their continued service, notwithstanding the possibility or occurrence of a change in control of the Company and resultant employment termination. The severance payments and equity vesting benefits payable both in the event of, and independently from, a change in control are in amounts that we have determined are necessary to remain competitive in the marketplace for executive talent. See “Potential Payments Upon Termination or Change in Control” for additional information.
Employee Benefit Plans and Perquisites
Executives are eligible to participate in the same health and benefit plans generally available to all full-time employees, including health, dental, vision, term life, disability insurance, and supplemental long term disability insurance. In addition, the NEOs are eligible to participate in Hillman’s Defined Contribution Plan (401(k) Plan) and Nonqualified Deferred Compensation Plan, both described below.
DEFINED CONTRIBUTION PLANS
Our NEOs and most other full-time U.S. employees are covered under a 401(k) retirement savings plan (the “Defined Contribution Plan”) which permits employees to make tax-deferred contributions and provides for a matching contribution of 50% of each dollar contributed by the employee up to 6% of the employee’s compensation. In addition, the Defined Contribution Plan provides a discretionary annual contribution in amounts authorized by our Board, subject to the terms and conditions of the plan.
NONQUALIFIED DEFERRED COMPENSATION PLAN
Prior to 2022, our NEOs and certain other employees w eligible to participate in the Hillman Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan was frozen at the end of fiscal 2021 such that the Deferred Compensation Plan does not allow new contributions. The Deferred Compensation Plan allows eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. Prior to 2021, the Company contributed a matching contribution of 25% on the first $10,000 of employee deferrals, subject to a five-year vesting schedule.
PERQUISITES
Mr. Cahill, Mr. Kraft, and Mr. Moore are entitled to reimbursement for the reasonable expenses of leasing or buying a car up to $700 per month. Mr. Murphy is entitled to reimbursement for the reasonable expenses of leasing or buying a car up to $750 per month. Mr. Ride is entitled to use of a Company car, incurring $16,411 in personal use in 2022.

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STOCK OWNERSHIP GUIDELINES
Following the Business Combination, the Board adopted stock ownership guidelines applicable to our executive officers, and our non-employee directors. Under our stock ownership guidelines, our Chief Executive Officer is required to hold shares of the Company’s common stock with a value equal to at least five (5) times his or her annual base salary. Our Chief Financial Officer and Divisional President Hillman US and non-employee directors are required to hold shares of the Company’s common stock with a value equal to three (3) times his or her annual base salary. Each of our other NEOs is required to hold shares of the Company’s common stock with a value equal to at least two (2) times his or her annual base salary. Further detail on non-employee director compensation can be found in the section entitled “Compensatory Arrangements for Directors” below. Executive officers and non-employee directors are required to achieve the applicable level of ownership within five (5) years from the later of (a) the date these guidelines were adopted or (b) the date the person was initially designated an executive officer or director, as applicable, of the Company.

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Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
The Compensation Committee
Aaron Jagdfeld (Chairman)
Diana Dowling
Joseph M. Scharfenberger, Jr.
Richard F. Zannino

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Summary Compensation Table
The following table sets forth compensation that the Company’s principal Chief Executive Officer (“CEO”), principal Chief Financial Officer (“CFO”), and each of the next three highest paid executive officers of the Company, or the NEOs, earned during the years ended December 31, 2022, December 25, 2021, and December 26, 2020 in each executive capacity in which each NEO served (including with our predecessor companies HMAN Group Holdings, Inc. and The Hillman Companies, Inc.).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Compensation - All Other ($)(4)	Total ($)

Douglas J. Cahill President and CEO	2022	700,000	—	899,997	899,123	102,802	17,363	2,619,285
	2021	698,077	—	—	2,637,196	—	13,827	3,349,100
	2020	631,250	—	—	—	846,235	100,776	1,578,261
Robert O. Kraft CFO and Treasurer	2022	415,000	—	299,999	299,708	36,568	17,992	1,069,267
	2021	415,000	—	—	3,130,835	—	15,104	3,560,939
	2020	403,029	—	—	748,158	1,824,173	23,905	2,999,265
George S. Murphy Divisional President, Protective Solutions & Sales	2022	350,000	—	399,992	149,852	25,701	18,928	944,473
	2021	350,000	—	250,005	827,098	—	12,635	1,439,738
	2020	350,000	68,513	—		1,737,738	21,364	2,177,615
Scott K. Moore Chief Technology Officer	2022	252,814	—	399,992	249,998	13,673	34,945	951,422
	2021	221,460	206,976	100,540	211,485	—	2,300	742,761
	2020	211,780	465,024	—	—	58,598	7,589	742,991
Scott C. Ride(5) President, Hillman Canada	2022	273,766	150,920	219,992	219,784	20,122	16,411	900,995
	2021	289,384	—	—	1,839,399	—	24,306	2,153,089
	2020	288,895	—	—	269,954	188,566	24,681	772,096
(1)These discretionary bonuses are presented in the table in the year in which the bonuses were earned. The payments were made in the subsequent year. In 2020 and 2021, this reflects bonus payments based upon the LTCI plan for Mr. Moore. Discretion was exercised by the Board due primarily to (i) certain synergy charges to the operating business; and (ii) the negative impact of COVID-19 making certain of MinuteKey’s kiosks inaccessible to customers.
(2)The amount included in the “Option Awards” column represents the grant date fair value of options calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 for additional details. In accordance with SEC disclosure rules, the Option Awards column for 2021 also includes the incremental fair value associated with the modification to the vesting terms of the previously issued options with performance-based vesting. Upon completion of the Business Combination, performance-based vesting conditions of any option granted prior to 2021 were adjusted such that

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the performance-based portion of the associated option will vest upon certain pre-established stock price hurdles. The amount of compensation included in 2021 associated with the modification of vesting terms of options is $2,266,137 for Mr. Kraft, $428,006 for Mr. Murphy, $211,485 for Mr. Moore, and $1,440,347 for Mr. Ride. See Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 25, 2021 for additional details.
(3)Represents earned bonuses for services rendered in each year and paid in the subsequent year based on achievement of performance goals under the performance-based bonus arrangements. “Compensation Discussion and Analysis—Short-Term Compensation Elements—Annual Performance-Based Bonuses” above, for additional information.
(4)The amounts in this column for 2022 consist of matching contributions to the Hillman 401(k) plan, car allowance or personal use of a company car, relocation / moving expenses, premiums for group term life insurance, or or other miscellaneous. These amounts are detailed below:

Name	401(k) Matching Contribution ($)	Car Allowance / Pers. Use Company Car ($)	Relocation / Moving ($)	Premium for Group Term Life Ins. ($)	Other Misc. ($)	Total Other Comp. ($)

Douglas J. Cahill	7,673	8,400	—	1,188	102	17,363
Robert O. Kraft	9,178	8,400	—	414	—	17,992
George Murphy	9,154	9,000	—	774	—	18,928
Scott K. Moore	353	969	33,209	414	—	34,945
Scott C. Ride	—	16,411	—	—	—	16,411
(5)Mr. Ride is based in Canada and paid in Canadian dollars. His compensation was converted to U.S. dollars for disclosure using the following rates: 1.3544 effective December 31, 2022, 1.2813 effective December 25, 2021, and 1.2835 effective December 26, 2020.

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Grants of Plan-Based Awards in Fiscal Year 2022
The following table summarizes the plan-based incentive awards granted to NEOs in 2022:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Minimum ($)	Target ($)	Maximum ($)

Douglas J. Cahill	3/18/2022	70,000	700,000	1,400,000	—	—	—	—
	1/11/2022	—	—	—	90,543	—	—	899,997
	1/11/2022		—	—		273,639	9.94	899,123
Robert O. Kraft	3/18/2022	24,900	249,000	498,000	—	—	—	—
	1/11/2022	—	—	—	30,181	—	—	299,999
	1/11/2022	—	—	—	—	91,213	9.94	299,708
George Murphy	3/18/2022	17,500	175,000	350,000	—	—	—	—
	1/11/2022	—	—	—	15,090	—	—	149,995
	1/11/2022	—	—	—	—	45,606	9.94	149,852
	10/28/2022	—	—	—	32,808	—	—	249,997
Scott K. Moore	3/18/2022	9,937	99,366	198,732	—	—	—	—
	1/11/2022	—	—	—	15,090	—	—	149,995
	8/1/2022	—	—	—	24,131	—	—	249,997
	8/1/2022	—	—	—	—	68,485	10.36	249,998
Scott C. Ride	3/18/2022	13,688	136,883	273,766	—	—	—	—
	1/11/2022	—	—	—	22,132	—	—	219,992
	1/11/2022	—	—	—	—	66,889	9.94	219,784
(1)Reflects the 2022 performance-based bonus awards that each NEO was eligible to receive pursuant to the Company’s 2022 performance bonus plan. The award opportunities presented in the table represent the potential payout range based on percentages of base salary at threshold, target, and maximum levels of corporate performance. See the description of Annual Performance Bonus in the Compensation Discussion and Analysis for a description of the specific performance components and more detail regarding the determination of actual 2022 performance-based bonus payments. As previously noted, Mr. Moore’s bonus opportunity shown in the table above reflects a prorated calculation using his base salary and bonus opportunity for the period before and period after his promotion to Chief Technology Officer on August 1, 2022.
(2)The amount included in this column represents the grant date fair value of options and restricted stock calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 for additional details.

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Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth the number of unexercised options and unvested shares of restricted stock held by the NEOs at December 31, 2022.

		Option Awards (1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested	Market value of shares or units ($) of stock that have not vested

Douglas J. Cahill	7/29/2019	4,120,594	1,373,532	—	8.50	7/29/2029	—	—
	1/22/2021	136,145	408,438	136,145	10.00	1/22/2031	—	—
	1/11/2022	—	273,639	—	9.94	1/10/2032	—	—
	1/11/2022	—	—	—	—	—	90,543	652,815
Robert O. Kraft	11/1/2017	247,238	—	247,238	6.07	11/1/2027	—	—
	8/30/2018	103,015	—	103,015	7.29	8/30/2028	—	—
	7/30/2020	159,880	159,881	—	7.89	7/30/2030	—	—
	1/22/2021	44,640	133,291	44,640	10.00	1/22/2031	—	—
	1/11/2022	—	91,213	—	9.94	1/10/2032	—	—
	1/11/2022	—	—	—	—	—	30,181	217,605
George Murphy	10/1/2018	70,050	—	70,050	7.29	10/1/2028	—	—
	1/22/2021	20,603	61,810	20,603	10.00	1/22/2031	—	—
	1/11/2022	—	45,606	—	9.94	1/10/2032	—	—
	10/28/2021	—	—	—	—	—	22,584	162,831
	1/22/2021	—	—	—	—	—	15,090	108,799
	10/28/2022	—	—	—	—	—	32,808	236,546

42 | 2023 Proxy Statement

		Option Awards (1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units (#) of stock that have not vested	Market value of shares or units ($) of stock that have not vested

Scott K. Moore	8/10/2018	34,613	—	34,613	7.29	8/10/2028	—	—
	8/1/2022	—	68,485	—	10.36	8/1/2032	—	—
	1/22/2021	—	—	—	—	—	10,054	72,489
	1/11/2022	—	—	—	—	—	15,090	108,799
	8/1/2022	—	—	—	—	—	24,131	173,985
Scott C. Ride	10/1/2017	72,523	—	72,523	6.07	10/1/2027	—	—
	2/12/2015	145,046	—	145,046	6.07	2/12/2025	—	—
	7/30/2020	57,588	57,689	—	7.89	7/30/2030	—	—
	1/22/2021	20,603	61,810	20,603	10.00	1/22/2031	—	—
	1/11/2022	—	—	66,889	9.94	1/10/2032	—	—
	1/11/2022	—	—	—	—	—	22,132	159,572
(1)All stock options reported in the table above with a grant date prior to July 14, 2021 are options to acquire common stock granted under the 2014 Equity Incentive Plan. For all options granted prior to 2021, pursuant to each NEO’s stock option award agreement (other than options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Ride in 2020), these options were divided into two equal vesting tranches. The first tranche is a time-based award which, beginning on the first anniversary of the grant date, vests 25% annually until fully vested on the fourth anniversary of the grant date, subject to the grantee’s continued employment on each such vesting date.
The second tranche of each stock option granted prior to 2021 is performance-based. Subject to the grantee’s continuous employment with the Company, 100% of the performance-based options will vest upon the Hillman stock achieving a 20-day volume weighted average price (VWAP) of $12.50. Options granted to Mr. Cahill in 2019 and options granted to Mr. Kraft and Mr. Ride in 2020 do not contain the performance-based vesting criteria and vest solely on the time-based schedule described above.
For all options granted on January 22, 2021, two-thirds of the options vest in four equal annual installments based on continued service, and one-third of the options vest 50% on January 1, 2022 if the Company achieves or exceeds an EBITDA target of $240 million for fiscal year 2021, and 50% on January 1, 2023 if the Company achieves or exceeds an EBITDA target of $260 million for fiscal year 2022. The Company did not achieve its EBITDA target for fiscal year 2021 or 2022, and all of these awards were forfeited subsequent to fiscal year end 2022.
All stock options reported in the table above with a grant date on or after July 14, 2021 are options to acquire common stock granted under the 2021 Equity Incentive Plan. These stock options are time-based awards which, beginning on the first anniversary of the grant date, vest 25% annually until fully vested on the fourth anniversary of the grant date, subject to the grantee’s continued employment on each such vesting date.
(2)All stock awards reported in the table above with a grant date prior to July 14, 2021 are restricted stock units granted under the 2014 Equity Incentive Plan. All stock awards reported in the table above with a grant date on or after July 14, 2021 are restricted stock units granted under the 2021 Equity Incentive Plan. All restricted stock units vest 100% on the third anniversary of the grant date, subject to the grantee’s continued employment on the vesting date.

2023 Proxy Statement | 43

Option Exercises and Stock Vested During Fiscal Year 2022
No NEO exercised any stock options or had any stock awards vest during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Douglas J. Cahill	—	—	—	—
Robert O. Kraft	—	—	—	—
George Murphy	—	—	—	—
Scott K. Moore	—	—	—	—
Scott C. Ride	—	—	—	—

44 | 2023 Proxy Statement

Nonqualified Deferred Compensation for Fiscal Year 2022
The Nonqualified Deferred Compensation Plan was frozen to new contributions starting in fiscal year 2022. As such, No NEO contributed to the Nonqualified Deferred Compensation Plan in fiscal year 2022.

Name	Executive Contributions ($)(1)	Company Matching Contributions ($)(2)	Aggregate Earnings ($)(3)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at December 31, 2022 ($)(4)

Douglas J. Cahill	—	—	—	—	—
Robert O. Kraft	—	—	(9,938)	—	47,828
George Murphy	—	—	—	—	—
Scott K. Moore	—	—	—	—	—
Scott C. Ride	—	—	—	—	—
(1)The amounts in this column represent the deferral of base salary and annual performance bonuses. These amounts are also included in the Summary Compensation Table in the Salary or Non-Equity Incentive Plan Compensation columns, as appropriate.
(2)Company match contributions ended with the 2020 Nonqualified Deferred Compensation Plan year.
(3)Earnings in the Deferred Compensation Plan were not required to be included in the Summary Compensation Table because the earnings were neither preferential nor above-market.
(4)Amounts reported in this column for each NEO include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and bonus and Company matching contributions. This total reflects the cumulative value of each NEO’s deferrals, matching contributions, and investment experience.
The Nonqualified Deferred Compensation Plan was frozen to new contributions starting in fiscal year 2022. The Deferred Compensation Plan allowed eligible employees to defer up to 25% of salary and commissions and up to 100% of bonuses. A separate account is maintained for each participant in the Deferred Compensation Plan, reflecting hypothetical contributions, earnings, expenses, and gains or losses. The plan is “unfunded” for tax purposes — those are notional accounts and not held in trust. Prior to 2021, we contributed a matching contribution of 25% on the first $10,000 of salary and bonus deferrals. Participants in the Deferred Compensation Plan can choose to invest amounts deferred and the matching Company contributions in a variety of mutual fund investments, consisting of bonds, stocks, and short-term investments as well as blended funds. The available investment choices are the same as the primary investment choices available under the Defined Contribution Plan. The account balances are thus subject to investment returns and will change over time depending on market performance. A participant is entitled to receive his or her account balance upon termination of employment or the date or dates selected by the participant on his or her enrollment forms. If a participant dies or experiences a total and permanent disability before terminating employment and before commencement of payments, the entire value of the participant’s account shall be paid at the time selected by the participant in his or her enrollment forms.

2023 Proxy Statement | 45

Potential Payments Upon Termination or Change in Control
Severance Payments and Benefits under Employment Agreements
We have an employment agreement with each NEO that provides for specified payments and benefits in connection with certain terminations of employment.
For all NEOs, severance payments and benefits are conditioned upon the execution by the executive of a release of claims against the Company and his or her continued compliance with the restrictive covenants contained in the employment agreement and/or equity award agreement. The employment agreements and/or equity award agreements require the executive not to disclose at any time confidential information of the Company or of any third party to which the Company has a duty of confidentiality and to assign to the Company all intellectual property developed during employment. Pursuant to their employment agreements and/or equity award agreements, the executives are also required (i) during employment and for one year thereafter not to compete with the Company and (ii) during employment and for two years thereafter not to solicit the employees, customers, or business relations of the Company or make disparaging statements about the Company.
DOUGLAS J. CAHILL
For Mr. Cahill, in the event of termination of employment by the Company without cause or resignation by Mr. Cahill with good reason, Mr. Cahill would be entitled to continued payments of base salary and his target bonus for a period of one year following termination.
ROBERT O. KRAFT
For Mr. Kraft, in the event of termination of employment by the Company without cause or resignation by Mr. Kraft with good reason, Mr. Kraft would be entitled to (i) continued payments of base salary for a period of one year following termination and (ii) a proportionate portion of his annual bonus for the year in which the termination occurs, payable when bonus payments for such year are made to other senior executives.
SCOTT MOORE
For Mr. Moore, in the event of termination of employment by the Company without cause or resignation by Mr. Moore with good reason, Mr. Moore would be entitled to (i) continued payments of base salary for a period of one year following termination and (ii) any unpaid annual performance bonus for any calendar year ending prior to the date of termination, which shall be paid in lump sum as soon as reasonably practicable after the Company's audited financial statements for such year are finalized but in no event earlier than sixty (60) days following such termination date.
GEORGE MURPHY
For Mr. Murphy, in the event of termination of employment by the Company without cause or resignation by Mr. Murphy with good reason, Mr. Murphy would be entitled to (i) continued payments of base salary for a period of one year following termination (ii) the annual bonus earned by the Executive for the fiscal year completed before the date of the Executive’s termination of employment, but remaining unpaid as of such date; and (iii) a prorated portion of his annual bonus for the year in which termination occurs, payable when bonus payments for such year are made to other senior executives.
SCOTT C. RIDE
For Mr. Ride, in the event of termination of employment by the Company without cause or resignation by Mr. Ride with good reason, Mr. Ride would be entitled to (i) continued payments of base salary for a period of one year following termination, (ii) 50% of the Termination Bonus Amount (equal to the greater of the average of the annual bonuses for the preceding three calendar years, or the last annual bonus), payable when bonus payments for such year are made to other senior executives, (iii) a prorated portion of his annual bonus for the year in which termination occurs, payable when bonus payments for such year are made to other senior executives, and (iv) Company-paid continuation of health benefits coverage and life and disability benefits coverage for twelve months.
Additionally, in the event of Mr. Ride’s termination by reason of death, disability, or due to non-renewal by the Company, Mr. Ride would be entitled to a prorated portion of his annual bonus, if any, for the year in which termination occurs, based on actual performance results for the full year and payable when bonuses are paid to other senior executives.

46 | 2023 Proxy Statement

“Good reason” is defined generally as (i) any material diminution in the executive's position, authority, or duties with the Company, (ii) the Company reassigning the executive to work at a location that is more than 75 miles from the executive's current work location, (iii) any amendment to the Company's bylaws which results in a material and adverse change to the officer and director indemnification provisions contained therein, or (iv) a material breach of the compensation, benefits, term, and severance provisions of the employment agreement by the Company which is not cured within 10 days following written notice from the executive. The Company has a 10-day period to cure all circumstances otherwise constituting good reason.
Equity Award Vesting Upon a Change in Control
2014 Equity Incentive Plan
Options granted prior to the Business Combination were granted under our 2014 Equity Incentive Plan. All time based options granted under the 2014 Equity Incentive Plan issued prior to 2021 will fully vest upon a change in control. All time based options granted under the 2014 Equity Incentive Plan issued during 2021 prior to the Business Combination do not have mandatory vesting upon a change in control. All performance based options granted under our 2014 Equity Incentive Plan do not have mandatory vesting upon a change in control, but will vest under their terms if the change in control transaction causes the performance targets to be achieved.
2021 Equity Incentive Plan
All equity awards granted following the Business Combination are granted under our 2021 Equity Incentive Plan. The awards granted under our 2021 Equity Incentive Plan do not have mandatory vesting upon a change in control, but do allow for the Compensation Committee to accelerate vesting on a discretionary basis.

2023 Proxy Statement | 47

Estimated Payments Upon Termination of Employment or Change in Control
As required by SEC rules, the table below shows the severance payments and benefits that each of our NEOs would receive upon (1) death, disability, or non-renewal by executive, (2) termination without cause, resignation with good reason, or non-renewal by the Company, (3) termination without cause, resignation with good reason, or non-renewal by the Company within 90 days of a change in control, or (4) a change in control, regardless of termination. The amounts are calculated as if the termination of employment (and change in control, where applicable) occurred on December 31, 2022.
For purposes of the table, the cost of continuing health care, life, and disability insurance coverage is based on the current Company cost for the level of such coverage elected by the executive. The amounts in the table under the "Change in Control" column assume that all outstanding options and awards with mandatory accelerated vesting will vest, and those options and awards with discretionary vesting and performance criteria did not vest. For any amounts payable based upon actual performance bonus, as opposed to target bonus, the amounts in the table are calculated using the actual bonus earned in the year ended December 31, 2022, see the Annual Performance-Based Bonuses section of this Compensation Discussion and Analysis for additional details on that calculation.

Name	Death, Disability, or non-renewal by Executive ($)	Termination without cause, resignation with good reason, or non-renewal by the Company ($)	Termination without cause, resignation with good reason, or non-renewal by the Company within 90 days of a change in control ($)	Change in Control (regardless of termination) ($)(1)

Douglas J. Cahill	—	1,400,000	1,400,000	—
Robert O. Kraft	—	451,568	451,568	—
Scott Moore	—	298,673	298,673	—
George Murphy	—	375,701	375,701	—
Scott Ride	—	538,724	538,724	—
(1)Represents the cash-out value of unvested options as of December 31, 2022 using the closing price of our common stock on the last trading day of our fiscal year ($7.21 per share) less the applicable exercise price, and assuming that the applicable performance targets were not achieved and/or our Compensation Committee did not exercise its discretion to accelerate the vesting in full of all outstanding equity awards upon a “change in control.” Note that, in the absence of an actual change in control transaction, it is not possible to determine whether the performance thresholds would actually be met or whether our Compensation Committee would accelerate vesting.
(2)Mr. Ride is based in Canada and paid in Canadian dollars. His payouts were converted to U.S. dollars for disclosure using the exchange rate 1.3544 effective December 31, 2022.

48 | 2023 Proxy Statement

Pay Ratio Disclosure
The following information is a reasonable estimate of the annual total compensation of our employees as relates to the 2022 total compensation of our CEO. Based on the methodology described below, our CEO’s 2022 total compensation was approximately 56 times that of our median employee.
We identified the median employee using our employee population as of December 31, 2022, which included all 3,773 global full-time, part-time, temporary, and seasonal employees employed on that date. We applied an exchange rate as of December 31, 2022 to convert all international currencies into U.S. Dollars.
A variety of pay elements comprise the total compensation of our employees. This includes annual base salary, equity awards, annual cash incentive payments based on Company performance, sales or commission incentives, and various field bonuses. The incentive awards an employee is eligible for is based on his or her pay grade and reporting level, and are consistently applied across the organization. Cash incentives, rather than equity, are the primary vehicle of incentive compensation for most of our employees throughout the organization. While all employees earn a base salary, not all receive such cash incentive payments. Furthermore, only a relatively small percentage of our employees received equity awards in fiscal 2022. Consequently, for purposes of applying a consistently-applied compensation metric for determining our median employee, we selected annual base salary as the sole, and most appropriate, compensation element for determining the median employee. We used the annual base salary of our employees as reflected on our human resources systems on December 31, 2022, excluding that of our CEO, in preparing our data set.
Using this methodology, we determined that the median employee was a full-time service representative located in the United States with total annual compensation of $46,553, which includes base pay, overtime pay, bonus pay, car allowance, 401(k) match, and equity awards. With respect to the 2022 total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this proxy statement, $2,619,285. Accordingly, our CEO to Employee Pay Ratio is 56:1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules.

Pay Versus Performance Disclosure
As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of Hillman’s financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2022, 2021 and 2020.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)	Adjusted EBITDA(6)

2022	2,619,285	(2,579,710)	966,154	(1,105)	72.64	114.2	(16,436)	210,249
2021	3,349,100	8,165,216	2,426,095	2,428,106	105.8	130.1	(38,332)	207,418
2020	1,578,261	4,823,414	2,434,882	2,751,209	103.2	102.9	(24,499)	221,215
(1)The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Cahill, in the Summary Compensation Table for fiscal years 2022, 2021 and 2020. Mr. Cahill served as CEO for each of the years presented.

2023 Proxy Statement | 49

(2)The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate CAP are described in the tables immediately following this table.
(3)For 2022, reflects compensation information for our NEOs, other than our CEO, as described in the CD&A of this proxy statement. For 2021, reflects compensation information for Mr. Kraft and Mr. Ride, as well as Randall J. Fagundo, Hillman’s Divisional President, Robotics and Digital Solutions, and Gary L. Seeds, Hillman’s Executive Vice President, Sales & Field Service. For 2020, reflects compensation information for Mr. Kraft and Mr. Fagundo, as well as George S. Murphy, Hillman’s then Executive Vice President of Sales, and Jarrod T. Streng, Hillman’s then Divisional President, Personal Protective Solutions & Corporate Marketing.
(4)Reflects cumulative total stockholder return on our common stock as of the last trading day prior of each of our fiscal years listed. The graph assumes an initial investment of $100 at the market close on November 27, 2020, which was our initial trading day.
(5)Reflects cumulative total stockholder return of the Dow Jones U.S. Industrial Suppliers Index (INDEXDJX: DJUSDS) as of the last trading day prior to the end of each of our fiscal years listed. The graph assumes an initial investment of $100 at the market close on November 27, 2020, which was our initial trading day. The Dow Jones U.S. Industrial Suppliers Index is the peer group used by Hillman for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Hillman’s Annual Report on Form 10-K for the Year Ended December 31, 2022.
(6)Adjusted EBITDA is a non-GAAP measure that represents our consolidated earnings before interest, taxes, depreciation, and amortization, as adjusted for non-recurring charges. For a reconciliation of out net income on a GAAP basis to adjusted EBITDA, see Appendix A.
CEO Pay
To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table (SCT):

CEO Adjustments	2022 ($)	2021 ($)	2020 ($)

Total Compensation from Summary Compensation Table	2,619,285	3,349,100	1,578,261
Adjustments for Equity Awards:(1)
Subtract: Grant Date Fair Values in Summary Compensation Table	(1,799,120)	(2,637,196)	—
Add: Year-end fair value of awards granted during the year	1,326,398	2,353,822	—
Year-over-year increase (decrease) of fair value of unvested awards granted in prior years	(4,084,314)	3,430,666	4,047,789
Increase (decrease) from prior fiscal year–end of fair value for awards that vested during the year	(641,959)	1,668,824	(802,636)
Subtract: Forfeitures during current year equal to prior year-end fair value	—	—	—
Total Adjustments for Equity Awards	(5,198,995)	4,816,116	3,245,153
Compensation Actually Paid as Calculated	(2,579,710)	8,165,216	4,823,414
(1)Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The fair value or change in fair value of RSUs is measured using the closing price of a share of Company common stock on the applicable measurement date. The fair value or change in fair value of stock options is determined using the Black-Scholes option pricing model. Refer to Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for each applicable fiscal year ended for additional details.

50 | 2023 Proxy Statement

Non-CEO NEO Pay
To calculate the amounts in the “Average Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-CEO named executive officers for each applicable year, as reported in the SCT for that year:

Non-CEO NEO Adjustments	2022 ($)	2021 ($)	2020 ($)

Total Compensation from Summary Compensation Table	966,154	2,426,095	2,434,882
Adjustments for Equity Awards:(1)
Subtract: Grant Date Fair Values in Summary Compensation Table	(559,829)	(1,962,204)	(374,079)
Add: Year-end fair value of awards granted during the year	418,321	484,799	640,681
Year-over-year increase (decrease) of fair value of unvested awards granted in prior years	(752,231)	1,367,983	67,201
Increase (decrease) from prior fiscal year–end of fair value for awards that vested during the year	(73,520)	111,433	(17,476)
Subtract: Forfeitures during current year equal to prior year-end fair value	—	—	—
Total Adjustments for Equity Awards	(967,259)	2,011	316,327
Compensation Actually Paid as Calculated	(1,105)	2,428,106	2,751,209
(1)Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The fair value or change in fair value of RSUs is measured using the closing price of a share of Company common stock on the applicable measurement date. The fair value or change in fair value of stock options is determined using the Black-Scholes option pricing model. Refer to Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for each applicable fiscal year ended for additional details.
Tabular List of Financial Performance Metrics
As described in greater detail in the CD&A, we have a significant focus on pay-for-performance. The most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2022 to our performance were:

Financial Performance Measures

Adjusted EBITDA
Free Cash Flow
Revenues
Net Debt Reduction
Year-end Leverage Ratio

2023 Proxy Statement | 51

Description of Relationship Between Pay and Performance
The graphs below provide a description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•Hillman’s cumulative TSR and Dow Jones U.S. Industrial Suppliers Index cumulative TSR;
•Hillman’s Net Income; and
•the Company Selected Measure, which for Hillman is Adjusted EBITDA.

CAP Versus Indexed Total Shareholder Return
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
200
150
100
50
Value of $100 invested on 11/27/2020
12/26/20
12/25/21
12/31/22
Compensation Actually Paid to CEO Douglas Cahill
Average Compensation Actually Paid to Non-CEO NEOs
Value of $100 Invested on 11/27/2020 in HLMN Stock
Value of $100 Invested on 11/27/2020 in the DJ U.S. Industrial Suppliers Index

52 | 2023 Proxy Statement

CAP Versus Net Income
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
(8,000,000)
(16,000,000)
(24,000,000)
(32,000,000)
(40,000,000)
Net Income ($)
12/26/20
12/25/21
12/31/22
Compensation Actually Paid to CEO Douglas Cahill
Average Compensation Actually Paid to Non-CEO NEOs
Hillman Net Income

CAP Versus Adjusted EBITDA
9,000,000
6,000,000
3,000,000
—
(3,000,000)
CAP ($)
224,000,000
216,000,000
208,000,000
200,000,000
192,000,000
Adjusted EBITDA ($)
12/26/20
12/25/21
12/31/22
Compensation Actually Paid to CEO Douglas Cahill
Average Compensation Actually Paid to Non-CEO NEOs
Hillman Adjusted EBITDA

2023 Proxy Statement | 53

Director Compensation for Fiscal Year 2022
The following table sets forth compensation earned by the Company’s directors who are not also employees of the Company during the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Diana Dowling	75,000	99,994	174,994
Teresa S. Gendron	75,000	99,994	174,994
Aaron P. Jagdfeld (2)	90,000	99,994	189,994
Daniel O'Leary	75,000	99,994	174,994
David A. Owens	75,000	99,994	174,994
Joseph M. Scharfenberger, Jr. (3)	—	—	—
John Swygert	75,000	99,994	174,994
Philip K. Woodlief (4)	95,000	99,994	194,994
Richard F. Zannino (3)	—	—	—
(1)The amount included in the “Stock Awards” column represents the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. See Note 13 - Stock Based Compensation, to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 for additional details.
(2)Mr. Jagdfeld is a member of the Board and is entitled to a $75,000 annual board fee and an additional $15,000 fee for serving as the chair of our Compensation Committee.
(3)Mr. Scharfenberger and Mr. Zannino are each employed and compensated by CCMP and were not compensated for their services on the Board or its predecessors during the year ended December 31, 2022.
(4)Mr. Woodlief is a member of the Board and is entitled to a $75,000 annual board fee and an additional $20,000 fee for serving as our Audit Committee chair.

54 | 2023 Proxy Statement

Directors do not receive any perquisites or other personal benefits from the Company.
Our Board approved a non-employee director compensation policy that provides annual compensation for our non-employee directors (other than those affiliated with CCMP Capital Advisors, LP or Oak Hill Capital Partners) in the following amounts:

Compensation Element	Amount ($)

Annual cash retainer	75,000
Additional annual cash retainer for chair of the Audit Committee	20,000
Additional annual cash retainer for chair of the Compensation Committee	15,000
Annual equity retainer	$100,000 of restricted stock units vesting upon the sooner of the one year anniversary of the grant date or the next annual meeting of stockholders
We also reimburse expenses incurred by our non-employee directors to attend Board and committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees.
As mentioned above, our non-employee directors (other than those affiliated with CCMP Capital Advisors, LP) are subject to stock ownership guidelines requiring them to hold shares of the Company’s common stock with a value equal to three (3) times his or her annual cash retainer. Non-employee directors are required to achieve the applicable level of ownership within five (5) years from the later of (a) the date these guidelines were adopted or (b) the date the person was initially elected as a director.

2023 Proxy Statement | 55

ITEM NO. 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

You are being asked to vote, on a nonbinding, advisory basis, to approve the compensation of our NEOs. The Board recommends that you vote FOR the approval of compensation of our NEOs.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we give our stockholders the right to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed earlier in this proxy statement in accordance with the SEC’s rules.
As discussed earlier in the Compensation Discussion & Analysis, our compensation philosophy is to attract and retain the best management talent and to motivate these associates to achieve our business and financial goals. Our incentive plans are designed to reward the actions that lead to long-term value creation. To achieve our objectives, we seek to ensure that compensation is competitive and that there is a direct link between pay and performance.
The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our NEOs as described in this proxy statement. The vote is advisory. This means that the vote is not binding on Hillman. The Compensation Committee of the Board is responsible for establishing executive compensation. In so doing, the Compensation Committee will consider, along with all other relevant factors, the results of this vote.

56 | 2023 Proxy Statement

We ask our stockholders to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narrative discussion, is hereby APPROVED.”

The next advisory vote will occur at our 2024 Annual Meeting.

The Board Recommends a Vote For This Proposal.

2023 Proxy Statement | 57

ITEM NO. 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

You are being asked to ratify the appointment of Hillman’s independent auditor, Deloitte & Touche LLP.
The Board recommends that
you vote FOR the ratification
of Deloitte & Touche LLP as our independent registered public accounting firm.

The Audit Committee has again selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2023. We are asking stockholders to ratify the appointment of Deloitte because we value our stockholders’ views on the Company’s independent registered public accounting firm selection and as a matter of good corporate governance.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee regularly evaluates the qualifications, performance, and independence of the independent registered public accounting firm, and whether the firm should be rotated.
Deloitte has served as our independent registered public accounting firm since 2022. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. The Audit Committee will reconsider the appointment of Deloitte if its selection is not ratified by the stockholders. The Audit Committee may also reconsider the appointment of Deloitte at any time even if the selection is ratified by stockholders

58 | 2023 Proxy Statement

Change in Independent Auditors
As previously disclosed in the Company’s Form 8-K filed on March 29, 2022, the Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for fiscal 2022. Several firms were invited to participate in this process including KPMG LLP (“KPMG”), which had served as the Company’s independent registered public accounting firm since 2010 (including service KPMG performed on behalf of The Hillman Companies, Inc., the predecessor registrant for our business prior to the business combination with the Company on July 14, 2021).
As a result of this process, following the review and evaluation of the proposals from the participating firms, on March 23, 2022, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022 and dismissed KPMG as the Company’s independent registered public accounting firm.
The audit reports of KPMG on the Company’s financial statements as of and for the fiscal years ended December 25, 2021 and December 26, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 25, 2021 and December 26, 2020 and during the subsequent interim period through March 23, 2022 there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s annual report on Form 10-K for the year ended December 26, 2020 related to design and maintenance of effective controls over the completeness and accuracy of the accounting for, and disclosure of, the valuation allowance against deferred tax assets. In response to the material weakness, management implemented changes to its internal control over financial reporting to remediate the control deficiencies that gave rise to the material weakness. Those changes included the engagement of third party consultants to assist with technical tax accounting research and application of guidance, the addition of a committee to review technical accounting issues and ensure the Company has the appropriate subject matter experts engaged, and hiring additional personnel in our tax department. The Company has tested the newly implemented controls and found them to be effective, and therefore have concluded that as of December 25, 2021, the previously identified material weakness has been remediated.
During the Company’s fiscal years ended December 25, 2021 and December 26, 2020 and during the subsequent interim period through March 23, 2022, neither the Company, nor anyone on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by Deloitte to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
In connection with our Current Report on Form 8-K, filed with the SEC on March 29, 2022, the Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of KPMG’s letter dated March 29, 2022 is filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on March 29, 2022.
INDEPENDENT AUDITOR ATTENDANCE AT THE ANNUAL MEETING
Representatives of Deloitte, our independent registered public accounting firm for the most recently completed fiscal year (2022) and for the current fiscal year (2023) will be present at the 2023 Annual Meeting. These representatives will have an opportunity at the annual meeting to make a statement if they so desire and will also be available to respond to appropriate stockholder questions.

2023 Proxy Statement | 59

Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees
For the fiscal years ended December 31, 2022 (fiscal 2022) and December 25, 2021 (fiscal 2021), the Company paid, or will pay, the following fees to its independent auditor for services rendered during the year or for the audit in respect of those years (dollars in thousands):

	Fiscal 2022 ($)	Fiscal 2021 ($)

Independent Auditor	Deloitte	KPMG
Audit Fees(1)	1,032	1,140
Audit Related Fees(2)	44	30
Tax Fees(3)	105	—
All Other Fees(4)	70	—
Total	1,251	1,170
(1)Audit fees consist of fees for professional services rendered for the audit of the Company’s Consolidated Financial Statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings.
(2)Audit related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s Consolidated Financial Statements and are not under “Audit Fees.”
(3)Tax fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning. There were no tax fees billed by KPMG in 2021.
(4)All Other Fees consist of fees billed in 2022 for internal audit and other subscriptions. There were no other fees billed by KPMG in 2021.
PRE-APPROVAL POLICY
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditor on a case-by-case basis, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. These services may include audit services, audit related services, tax services, and other related services. The independent auditor and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval policy, and the fees for the services performed to date. In accordance with its policies and procedures, the Audit Committee pre-approved 100% of the audit and non-audit services performed by Deloitte for the year ended December 31, 2022 and by KPMG for the year ended December 25, 2021.

The Board Recommends a Vote For This Proposal.

60 | 2023 Proxy Statement

Audit Committee Report
Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company’s financial statements and expressing opinions as to the financial statements’ conformity with generally accepted accounting principles.
In performing its functions, the Audit Committee:
•Met separately with the Company’s internal auditor and Deloitte with and without management present to discuss the results of the audits;
•Met separately with the Company’s Chief Financial Officer or the Company’s General Counsel when needed;
•Met regularly in executive sessions;
•Reviewed and discussed with management the audited financial statements included in our Annual Report;
•Discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•Received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accountant's communication with the Audit Committee concerning independence and discussed the matters related to their independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC.
This report is submitted by the Audit Committee.
Philip K. Woodlief (Chair)
Teresa Gendron
Daniel O’Leary
John Swygert

2023 Proxy Statement | 61

APPENDIX A RECONCILIATION OF NON-GAAP MEASURES
The following charts reconcile Adjusted EBITDA, Net Debt Pay Down, and RDS Adjusted EBITDA to their nearest GAAP measure. Please refer to the “Non-GAAP Financial Measures” section of this filing for additional information, including our definitions and use of Adjusted EBITDA, Net Debt Pay Down, and RDS Adjusted EBITDA, and for a reconciliation of those measures to the most directly comparable financial measures under GAAP.
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses, as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
The following table presents a reconciliation of Net loss, the most directly comparable financial measures under GAAP, to Adjusted EBITDA:

Adjusted EBITDA
Amounts in Thousands

Year Ended December 31, 2022 ($)

Net loss	(16,436)
Income tax (benefit) expense	1,769
Interest expense, net	54,560
Depreciation	57,815
Amortization	62,195
EBITDA	159,903
Stock compensation expense	13,524
Restructuring (1)	2,617
Litigation expense (2)	32,856
Acquisition and integration expense (3)	2,477

62 | 2023 Proxy Statement

Change in fair value of contingent consideration	(1,128)
Adjusted EBITDA	210,249

(1)Includes consulting and other costs associated with streamlining our manufacturing and distribution operations.
(2)Litigation expense includes legal fees associated with our litigation with Hy-Ko Products Company LLC (see Note 18 – Commitments and Contingencies of the Notes to Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 for additional information).
(3)Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to historical acquisitions, including the merger with Landcadia III (see Note 3 - Merger Agreement of the Notes to Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 for additional information) and the secondary offering of shares in 2022.

We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is a the calculation of Net Debt Pay Down:

Net Debt Pay Down
Amounts in Thousands

	Year Ended December 31, 2022 ($)	Year Ended December 25, 2021 ($)

Revolving loans	$72,000	$93,000
Senior Term Loan	840,363	851,000
Finance leases and other obligations	6,406	1,782
Gross Debt	$918,769	$945,782
Less Cash	31,081	14,605
Net Debt	$887,688	$931,177

Net debt as of December 25, 2021	931,177
Less:
Net Debt as of December 31, 2022	887,688
Net Debt Pay Down	$43,489

2023 Proxy Statement | 63

The following tables present a reconciliation of the RDS segment operating income, the most directly comparable financial measure under GAAP, to segment RDS Adjusted EBITDA for the periods presented (amounts in thousands):

RDS Adjusted EBITDA
Amounts in Thousands

Year Ended December 31, 2022 ($)

Operating Income	$3,616
Depreciation and amortization	43,185
Stock compensation expense	1,479
Restructuring	275
Litigation expense (1)	32,856
Acquisition and integration expense (2)	246
Change in fair value of contingent consideration	(1,128)
RDS Adjusted EBITDA	$80,529
(1)Litigation expense includes legal fees associated with our litigation with Hy-Ko Products Company LLC (see Note 18 – Commitments and Contingencies of the Notes to Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 for additional information).
(2)Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to historical acquisitions, including the merger with Landcadia III (see Note 3 - Merger Agreement of the Notes to Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 for additional information) and the secondary offering of shares in 2022.

64 | 2023 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice of Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of such materials) unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of such materials), or if you hold in more than one account, and in either case you wish to receive only a single copy for your household or if you prefer to receive separate copies of our documents in the future, please contact your bank or broker, or contact our Secretary at 1280 Kemper Meadow Dr., Forest Park, Ohio 45240, or via telephone at 513-851-4900.
Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

2023 Proxy Statement | 65

HILLMAN™

HILLMAN SOLUTIONS CORP.
1280 KEMPER MEADOW DR.
FOREST PARK, OH 45240

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HLMN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Hillman Solutions Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09654-P90821

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HILLMAN SOLUTIONS CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" Items 1, 2 and 3.

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Aaron P. Jagdfeld	☐	☐	☐
1b. David A. Owens	☐	☐	☐
1c. Philip K. Woodlief	☐	☐	☐

Vote on Proposals

	For	**Against**	**Abstain**
2. To approve, by non-binding vote, the compensation of our named executive officers;	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2023; and	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted "FOR" Items 1, 2 and 3.** If any other matters properly come before the meeting.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on May 31, 2023:
The Combined Proxy Statement / Annual Report are available at www.proxyvote.com.

V09655-P90821

Hillman Solutions Corp.
ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, MAY 31, 2023
10:30 AM, EASTERN TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Robert O. Kraft and Amanda Kitzberger, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Hillman Solutions Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern Time on May 31, 2023, at the virtual meeting accessible at www.virtualshareholdermeeting.com/HLMN2023, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" Items 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE